Exhibit 10.1

LEASE

by and between

BMR-PACIFIC RESEARCH CENTER LP,

a Delaware limited partnership

and

DEPOMED, INC.

a California corporation

i

LEASE

THIS LEASE (this “Lease”) is entered into as of this 4th day of April, 2012 (the “Execution Date”), by and between BMR-PACIFIC RESEARCH CENTER LP, a Delaware limited partnership (“Landlord”), and DEPOMED, INC., a California corporation (“Tenant”).

RECITALS

A.                                   WHEREAS, Landlord owns certain real property (“Property”) and the improvements on the Property located at 7999 Gateway Boulevard in Newark, California including the building known as Building No. 7 located thereon (the “Building”) in which the Premises (as defined below) are located; and

B.                                     WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises located in the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                       Lease of Premises.

1.1                                 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain portion of the third floor of the Building, as shown on Exhibit A attached hereto including exclusive shafts, cable runs and mechanical spaces (the “Premises”), for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses.  The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including, without limitation, the Building, the Amenities Building (as defined below), the nine (9) other buildings currently located on the Property and each additional building that is constructed on the Property (following substantial completion of such building), are hereinafter collectively referred to as the “Project.”  All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Project generally, such as service corridors, elevators, public restrooms, public lobbies and stairways (all to the extent located in the Building), are hereinafter referred to as the “Building Common Area”.  All portions of the Project that are for the non-exclusive use of tenants of the Project generally, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, and the amenities building (“Amenities Building”) in which Landlord currently provides certain amenities, as more particularly described on Exhibit G attached hereto, including food services, a fitness center and a conference center (“Amenities Building Services”), but excluding the Building Common Area, are hereinafter referred to as the “Project Common Area.”  The Building Common Area and the Project Common Area are collectively hereinafter referred to as the “Common Areas.”  The Building is located on a portion of the Project commonly referred to as the “North Campus,” which is that part of the Project to the north of Gateway Boulevard and comprised of the Building and six other buildings commonly referred to as buildings 1, 2, 3, 4, 5 and 6, together with all appurtenances thereto (collectively, the “North Campus”).

2.                                       Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1                                 This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2                                 In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and “Tenant’s Pro Rata Shares” are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises	52,732 square feet
Approximate Rentable Area of Building	178,047 square feet
Approximate Rentable Area of North Campus	966,271
Approximate Rentable Area of Project	1,389,517 square feet
Tenant’s Pro Rata Share of Building	29.62%
Tenant’s Pro Rata Share of North Campus	5.46%
Tenant’s Pro Rata Share of Project	3.80%

* In the event the Rentable Area of the Premises changes prior to the Term Commencement Date, Landlord and Tenant shall enter into an amendment setting forth the correct Rentable Area and Tenant’s Pro Rata Shares.  In addition, Landlord and Tenant acknowledge that Landlord’s and Tenant’s space plans have not been completed as of the Execution Date, and the parties agree to adjust the Rentable Area of the initial Premises (and to make corresponding changes in the Rentable Area of the Expansion Premises) to the extent required upon finalization of such plans.

2.3                                 Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Term Commencement Date:

Dates	Square Feet of Rentable Area	Monthly Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1-5	52,732	$0.00	$0.00	N/A
Months 6-12	52,732	$1.75	$92,281.00	$1,107,372.00
Months 13-24	52,732	$1.80	$94,917.60	$1,139,011.20
Months 25-36	52,732	$1.86	$98,081.52	$1,176,978.24
Months 37-48	52,732	$1.91	$100,718.12	$1,208,617.44
Months 49-60	52,732	$1.97	$103,882.04	$1,246,584.48
Months 61-72	52,732	$2.03	$107,045.96	$1,284,551.52
Months 73-84	52,732	$2.09	$110,209.88	$1,322,518.56
Months 85-96	52,732	$2.15	$113,373.80	$1,360,485.60
Months 97-108	52,732	$2.22	$117,065.04	$1,404,780.48
Months 108-120	52,732	$2.28	$120,228.96	$1,442,747.52

* In the event the Rentable Area of the Premises changes prior to the Term Commencement Date, Landlord and Tenant shall enter into an amendment setting forth the correct Rentable Area and Base Rent.

2.4                                 Term Commencement Date:  December 1, 2012

2.5                                 Term Expiration Date:  November 30, 2022

2.6                                 Security Deposit:  $320,872.32, subject to adjustment based upon the final Rentable Area of the Premises (based upon the following formula: ([Rentable Area of Premises] x [$1.75] x [3]) + ([Rentable Area of Expansion Premises] x [$1.91] x [3])

2.7                                 Permitted Use:  Office and/or laboratory use, and uses ancillary or related to the foregoing, including, server rooms, lunch rooms and wellness rooms, and high density storage areas in each case in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.8 Address for Rent Payment:	BMR-Pacific Research Center LP
P.O. Box 511231
Los Angeles, California 90051-2997

2.9                                 Address for Notices to Landlord:                BMR-Pacific Research Center LP

17190 Bernardo Center Drive

San Diego, California  92128

Attn: Vice President, Real Estate Counsel

2.10                           Address for Notices/Invoices to Tenant:                        Prior to Term Commencement:

Depomed, Inc.

1360 O’Brien Drive

Menlo Park, California  94025

Attn:  Chief Financial Officer

From and after Term Commencement:

Depomed, Inc.

7999 Gateway Boulevard, Suite 300

Newark, California  94560

Attn:  Chief Financial Officer

2.11                           The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A                                               Premises

Exhibit B                                                 Work Letter

Exhibit B-1                                       Approved Contractors

Exhibit C                                                 Acknowledgement of Term Commencement Date for Expansion Premises

Exhibit D                                                Form of Additional TI Allowance Acceptance Letter

Exhibit E                                                  Form of Letter of Credit

Exhibit F                                                  Rules and Regulations

Exhibit G                                                 Amenities Building Services

Exhibit H                                                Tenant’s Personal Property

Exhibit I                                                     Form of Estoppel Certificate

Exhibit J                                                    Expansion Premises

Exhibit K                                                Hazardous Materials Shed Size and Location

Exhibit L                                                  Building Capacities/Base Building Systems

Exhibit M                                             Rooftop Installation Area

Exhibit N                                                Landlord Repair Items

3.                                       Term.  The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the Term Commencement Date (as defined in Section 2.3) and end on November 30, 2022 (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.  TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

3.1                                 Termination Option.  Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have the one-time right to terminate the Lease in its entirety effective as of November 30, 2017 (the “Termination Date”) by delivering written notice (the “Termination Notice”) to Landlord on or before December 1, 2016.  On or before the Termination Date, Tenant shall deliver to Landlord the “Termination Fee” (as defined below) as consideration for and a condition precedent to such early termination.  The “Termination Fee” shall equal the unamortized (as of the Termination Date) amounts (calculated by amortizing the same at eight percent (8%) per annum commencing on the Term Commencement Date (or, in the case of the Expansion Premises, commencing as of the Expansion Premises Term Commencement Date), and continuing thereafter for a period of time equal to one hundred twenty (120) months (or, in the case of the Expansion Premises, the amount of months remaining in the Term)) of (a) in the case of the Premises, (i) the Base TI Allowance actually used by Tenant and (ii) the Additional TI Allowance actually used by Tenant in connection with the Premises, (b) in the case of the Expansion Premises, the Base Expansion TI Allowance actually used by Tenant, (c) any brokers’ commission payable in connection with this Lease, and (d) the five (5) months of abated Base Rent on the initial Premises (calculated at $1.75 per square foot per month).  Subject to Landlord’s timely receipt of the Termination Notice and the Termination Fee, this Lease shall automatically terminate and be of no further force or effect with respect to the Premises as of the Termination Date, and Landlord and Tenant shall be relieved of their respective obligations under this Lease with respect to the Premises from and after the Termination Date, except with respect to those obligations set forth in this Lease that expressly survive the expiration or earlier termination thereof, including the payment by Tenant of all amounts owed by Tenant under this Lease up to and including the Termination Date.  The termination right granted to Tenant under this Article shall automatically terminate and be of no further force or effect in the event that (w) Tenant fails to properly and timely exercise such termination right as set forth in this Article, (x) Tenant assigns, subleases or otherwise Transfers the Premises or any portion thereof by other entities or persons, other than in connection with a Permitted Transfer (or in connection with any sublease approved by Landlord pursuant to Article 29), or (y) Tenant’s right to possession of the Premises has previously been terminated.  The termination right granted to Tenant under this Article is personal to the Tenant and any Permitted Transferee, and may not be exercised by any assignee, sublessee or transferee of Tenant’s or a Permitted Transferee’s interest in this Lease.

4.                                       Possession and Commencement Date.

4.1                                 Landlord shall deliver possession of the Premises to Tenant on the later of (a) the Execution Date and (b) the date in which Landlord receives evidence of Tenant’s insurance (pursuant to Section 4.6) and the Security Deposit (such date, the “Possession Date”) for the purpose of constructing the work to be performed by Tenant and described in the Work Letter (the “Tenant Improvements”).  During the period beginning on the Possession Date and continuing through the Term Commencement Date, Tenant and its contractors, representatives and agents shall be entitled to enter the Premises, the Building and the Project for the sole purposes of (i) constructing the Tenant Improvements in the Premises and (ii) in Landlord’s sole and absolute discretion, placing personal property in the Premises.  Such access shall include the right to use the loading dock serving the Building and the Building’s parking facilities and elevators.

4.2                                 Tenant shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”).  Tenant shall pay all of the costs and expenses in connection with the construction of the Tenant Improvements, except that Landlord shall make available to Tenant the following allowance amounts:  (a) Six Million Three Hundred Twenty-Seven Thousand Eight Hundred Forty Dollars ($6,327,840) (based upon One Hundred Twenty Dollars ($120.00) per square foot of Rentable Area (as defined below)) (the “Base TI Allowance”) plus (b) if properly requested by Tenant pursuant to this Section, Seven Hundred Ninety Thousand Nine Hundred Eighty Dollars ($790,980) (based upon Fifteen Dollars ($15.00) per square foot of Rentable Area) (the “Additional TI Allowance”), for a total of Seven Million One Hundred Eighteen Thousand Eight Hundred Twenty Dollars ($7,118,820) (based upon One Hundred Thirty-Five Dollars ($135.00) per square foot of Rentable Area).  The Base TI Allowance, together with the Additional TI Allowance (if properly requested by Tenant pursuant to this Article), shall be referred to herein as the “TI Allowance.”  Notwithstanding the foregoing, the TI Allowance shall be adjusted based upon the final Rentable Area of the Premises.  The TI Allowance may be applied to the costs of (n) construction, (o) a construction manager reasonably approved by Landlord, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, (r) costs and expenses for construction labor, material, equipment and fixtures, and (s) office/moveable lab furniture, fixtures and equipment (provided that the portion of the TI Allowance applied to costs described in this clause (s) shall not exceed a total of Seven Hundred Twenty-Four Thousand Nine Hundred Ninety-Two Dollars ($724,992) (based upon Twelve Dollars ($12.00) per square foot of Rentable Area of the initial Premises and Expansion Premises); provided, however, such amount shall be adjusted based upon the final Rentable Area of the initial Premises and the Expansion Premises).  In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing or deemed approved by Landlord, (w) payments to Tenant or any affiliates of Tenant (other than reimbursements to Tenant for costs incurred in connection with the items described in the immediately preceding sentence), (x) costs resulting from any default by Tenant of its obligations under this Lease or (y) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).  Tenant shall not be obligated to pay any construction supervision or management fee to Landlord with respect to the Tenant Improvement work (including in connection with Landlord’s review of plans, specifications and drawings).

4.3                                 Base Rent shall be increased to include the amount of the Additional TI Allowance disbursed by Landlord in accordance with this Lease at a rate of $0.012 per square foot per month per Dollar of Additional TI Allowance per square foot used.  Tenant shall have until May 31, 2013 (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the Term Commencement Date and, if such determination does not reflect use by Tenant of all of the Additional TI Allowance, shall be determined again as of the TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Term Commencement Date and ending on the TI True-Up Date.

4.4                                 Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Tenant submits to Landlord a duly authorized and executed letter substantially in the form attached hereto as Exhibit D (an “Additional TI Allowance Request Letter”), specifying the portion of the Additional TI Allowance that Tenant desires to receive.  In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.  Tenant shall deliver to Landlord (i) a certificate of occupancy for the Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

4.5                                 Architect/Test Fit Allowance.  Landlord shall pay for two (2) preliminary space plans at Landlord’s sole cost and expense, not to exceed a total of Five Thousand Dollars ($5,000.00) (the “Test-Fit Allowance”).  The Test-Fit Allowance shall be separate from and in addition to the TI Allowance.  Should architectural costs and expenses exceed the Test-Fit Allowance, any such architectural fees in excess of the Test-Fit Allowance may be paid out of the TI Allowance.

4.6                                 Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent (as defined below), Operating Expenses (as defined below) and the Property Management Fee (as defined below).

4.7                                 Intentionally Deleted.

4.8                                 Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises for use during Tenant’s construction of the Tenant Improvements and until the Term Commencement Date.  Tenant shall pay all such utility charges (as reasonably determined by Landlord) and the cost to purchase and install any temporary utility meters to measure such utilities, together with any fees, surcharges and taxes thereon for the period beginning on the date that Tenant first accesses the Premises for any reason after the Execution Date.

5.                                       Condition of Premises.  Tenant acknowledges that, except as set forth in this Section, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance and the performance of the Landlord Improvements (as defined in the Work Letter).  Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, and without limiting the obligations of Landlord described in Article 18, and subject to the remaining provisions of this Section, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

Notwithstanding the foregoing, Landlord shall, at its sole cost and expense and in accordance with Exhibit B, construct and deliver the following improvements consistent with improvements to other multi-tenant buildings in the Project, to the Building Common Area, in order to support multi-tenanting the Building: (m) a common lobby on the first (1st) floor of the Building, (n) lobby and suite directional signage, (o) utility meters for the Building Common Area and (p) a service elevator.  As of the Term Commencement Date, (y) the Building Common Area shall be compliance with all Applicable Laws, including the ADA, and (z) all base Building systems set forth on Exhibit L attached hereto shall be in good working order and condition.  In addition, Landlord shall, at its sole cost and expense (and not as an Operating Expense), perform the repairs identified in Exhibit N.  In the event any base Building systems set forth on Exhibit L require replacement (as reasonably determined by Landlord and for reasons other than those caused by Tenant) during the initial twelve (12) months of the Term, Landlord, at its sole cost and expense (and not as an Operating Expense), shall make such replacements (provided, however, that any ordinary repair and maintenance costs of such base Building systems shall be included as an Operating Expense).

6.                                       Rentable Area.

6.1                                 The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable.

6.2                                 The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building.  The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls.  The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3                                 The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4                                 The Rentable Area of the Project is the total Rentable Area of all buildings within the Project.

6.5                                 Review of allocations of Rentable Areas as between tenants of the Building and the Project shall be made as frequently as Landlord deems appropriate, provided any reallocation shall represent an equitable apportionment as between tenants of the Building and the Project.  Landlord shall notify (verbal notification shall be acceptable) Tenant of any adjustments in the allocation of Rentable Areas affecting Tenant’s Pro Rata Share and, prior to implementing any such modifications with respect to Tenant, Landlord shall meet with Tenant (and Tenant shall not unreasonably withhold, condition or delay such meeting) in good faith to explain and discuss such modifications.  If Tenant objects in good faith that any reallocation is inequitable, Landlord and Tenant shall endeavor in good faith to resolve such objection, but Tenant shall continue to pay Rent in accordance with such reallocation until Landlord and Tenant resolve such objection.  Tenant shall not have the right to object to the calculation of the Rentable Area if the calculations are certified by a licensed architect as being correct, but the foregoing shall not prevent Tenant from challenging, in good faith, any such allocations as inequitable as provided above.

7.                                       Rent.

7.1                                 Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3.  Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, each in advance on the first day of each and every calendar month during the Term.

7.2                                 In addition to Base Rent, but subject to Section 9.5, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3                                 Base Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement, deduction or offset, except as expressly provided otherwise in Sections 2.3 and 16.2, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

8.                                       Intentionally omitted.

9.                                       Operating Expenses.

9.1                                 As used herein, the term “Operating Expenses” shall include the following costs and expenses incurred by Landlord in connection with the ownership and operation of the Project:

(a)                                  Government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building, the other buildings in the Project and areas serving the Building and the Project are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof.  Notwithstanding the foregoing, Operating Expenses shall not include (i) any federal or state income taxes, franchise taxes, capital stock, estate or inheritance taxes or taxes that are the personal obligation of Tenant or of another tenant of the Project, including taxes on the personal property of Tenant or other tenants of the Project or (ii) any transfer taxes imposed in connection with any transfer by Landlord of the ownership of the Project or any portion thereof or any interest therein; and

(b)                                 All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project (including, the Building Common Area and the Project Common Area (including the Amenities Building, which shall include (i) Project office rent (at market rates) for a commercially reasonably amount of space, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office and (ii) fair market rent for the portion of the Amenities Building used in providing the Amenities Building Services)); costs of repairs and replacements to improvements within the Building, Building Common Area, Project Common Areas, North Campus or the Project as a whole as appropriate to maintain the such areas as required hereunder (but excluding the cost of alterations attributable solely to other tenants of the Project); costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Building, Building Common Area, Project Common Areas, North Campus or the Project as a whole; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the systems and equipment of the Building, Building Common Area, Project Common Areas, North Campus or the Project as a whole; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Building, Building Common Area, Project Common Areas, North Campus or the Project as a whole; accounting, legal and other professional fees and expenses incurred in connection with the Building, Building Common Area, Project Common Areas, North Campus or the Project as a whole; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures incurred (i) in replacing obsolete equipment, (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date (collectively, “Permitted Capital Expenditures”), in each case amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles; costs of complying with Applicable Laws that are first enacted or first made applicable to the Project after the Term Commencement Date (and excluding such costs incurred to remedy non-compliance as of the Term Commencement Date with Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below) (including the costs of funding reasonable reserves as may be permitted by the CC&Rs to provide for future repairs and replacements), but excluding costs incurred to remedy non-compliance as of the Term Commencement Date with the CC&Rs; insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; the cost of any commercially reasonable deductible paid by Landlord with respect to any insured loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen (provided that such costs for personnel not exclusively engaged in the management of the Project but who work on the Project and other projects shall be equitably allocated among the Project and all such projects in proportion to their time spent in performing services for the Project and such other projects).

(c)                                  Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant, including completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for a tenant, or vacant, leasable space in the Project, including space planning and interior design fees for same, “tap” fees allocated to a specific tenant, inspection costs incurred with respect to the installation of tenant improvements, tenant allowances and other tenant concessions; advertising, marketing, promotional and entertainment expenses (including vendor and tenant relation programs); construction clean-up and disposal costs; expenses in connection with services or benefits which are provided to another tenant or occupant of the Project but are not offered to Tenant (whether or not such other tenant or occupant is charged therefor); any gifts provided to any entity whatsoever (including Tenant); any entertainment expenses including “above-standard” cleaning associated with parties or events; expenses of initial development and construction (including the Landlord Improvements), including grading, paving, landscaping and decorating; legal expenses (including attorneys’ fees and court costs) relating to tenants of the Project (other than Tenant), including legal expenses incurred by Landlord or its agents in connection with the negotiation of leases with prospective tenants and occupants of the Project (other than Tenant), and legal expenses incurred in connection with disputes and enforcement of any leases with tenants of the Project (other than Tenant); costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord (or proceeds that would have been received by Landlord if Landlord had maintained the insurance required under this Lease) or payment otherwise received from a tenant or other third party, including costs covered by and reimbursed under any contractor, manufacturer or supplier warranty or service contract; costs incurred to comply with Applicable Laws relating to the removal of Hazardous Materials (as defined in Article 21 below) or to remove, remedy, treat or contain any Hazardous Material to the extent such costs (w) result from Landlord’s gross negligence or willful misconduct, (x) resulted from Hazardous Materials that are placed on, or released into the Project by Tenant, or are otherwise made Tenant’s responsibility pursuant to Article 21, (in which case Tenant shall be responsible for such costs in accordance with Article 21) or another tenant at the Project; (y) resulted from Hazardous Materials which existed in the Building or on the Property prior to the

Execution Date and (z) as to any other Hazardous Materials-related costs not described in (w), (x) or (y), Landlord will first exhaust any available insurance proceeds and use good faith and commercially reasonable efforts (short of litigation) to pursue any third parties for reimbursement of any such costs prior to including such amounts in Operating Expenses; payments of principal, finance charges or interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof or on any other debt of Landlord (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); payments under any ground lease; tax penalties incurred as a result of Landlord’s gross negligence or inability or unwillingness to make payments and/or to file any tax or informational returns when due; costs arising solely from the gross negligence or willful misconduct of Landlord, its employees or agents; costs or expenses (i.e., fines, penalties and legal fees) incurred due to Landlord’s default of this Lease or any other lease at the Project, or Landlord’s willful violation of any Applicable Law; costs of charitable or political contributions; costs for procurement, installation or removal of sculpture, paintings or other works of art; amounts with respect to the general corporate overhead and general administrative expenses (except as otherwise permitted in this Article) of Landlord or its affiliates, including salaries of executive officers of Landlord and any other employees of Landlord above the level of senior property manager; a property management fee other than the Property Management Fee (as defined below); costs associated with the operation of the business of the partnership as distinguished from the costs of operation of the Project; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 9.1(b)); capital expenditures other than Permitted Capital Expenditures; services, items and benefits for which Tenant or any other tenant or occupant of the Project is specifically obligated to (or does) reimburse Landlord (except such costs reimbursed as operating expenses pursuant to a lease provision similar to this Section 9.1); costs or fees relating to the defense of Landlord’s title to or interest in the Project, or any part thereof; and taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a).  To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Share”).

9.2                                 From and after the Term Commencement Date, except as otherwise provided in Section 9.5, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Share of Operating Expenses with respect to the Building, the North Campus and the Project, as applicable, for such month.  For purposes of determining the estimated amount payable each month by Tenant pursuant to clause (b) above, Landlord shall endeavor to provide Tenant (within sixty (60) days after the commencement of each calendar year during the Term) a statement of Landlord’s estimate of Tenant’s Share of annual Operating Expenses for such calendar year.  Prior to receiving such estimate of annual Operating Expenses, Tenant shall continue to pay Operating Expenses based upon the previous estimate of annual Operating Expenses.

(a)                                  The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant.  Tenant shall pay the Property Management Fee in accordance with

Section 9.2 with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof; provided, however, that Tenant shall not be required to pay the Property Management Fee for the first five (5) months of the Term.

(b)                                 Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year.  Any additional sum due from Tenant to Landlord shall be due and payable within ten (10) days following written invoice from Landlord (subject to Tenant’s audit rights set forth in Section 9.4).  If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.  Notwithstanding anything herein to the contrary, beginning with calendar year 2014, any annual increase in Tenant’s Share of Operating Expenses (excluding taxes and insurance) shall be limited to no greater than a four percent (4%) per annum increase over the amount charged as Tenant’s Share of Operating Expenses (excluding taxes and insurance) for the prior calendar year.

(c)                                  Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

9.3                                 Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project and are consistently and uniformly (on a proportionate basis) applied to all tenants of the Project in a reasonable, non-discriminatory manner.  Since the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s), certain Operating Expenses may pertain to the North Campus and other Operating Expenses to the Project as a whole.  Landlord reserves the right in its reasonable discretion to allocate any such costs applicable to any particular building within the Project to such building, any such costs applicable to the North Campus to each building in the North Campus (including the Building) and other such costs applicable to the Project to each building in the Project (including the Building), with the tenants in each building being responsible for paying their respective proportionate shares of their buildings to the extent required under their leases; provided, Landlord shall allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner.  Such allocation shall be binding on Tenant.

9.4                                 Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall elect to audit any item therein by giving written notice to Landlord, reasonably describing the items to be audited; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below.  If, during such sixty (60) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Share of

Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries.  In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”).  Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business.  Landlord need not provide copies of any books or records.  Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Counties of Alameda or San Mateo who has not been retained or engaged by either party during the previous ten (10) years (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.  If the Independent Review reveals or the Accountant(s) determine that the

Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the cost of the Accountant(s).  In all other cases Tenant shall pay the cost of the Independent Review and the Accountant(s).

9.5                                 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; provided, however, that if Tenant substantially completes the Tenant Improvements and occupies the Premises for the conduct of its business prior to the Term Commencement Date, Tenant shall be responsible for Tenant’s Share of Operating Expenses from such earlier date of occupation.  Tenant’s responsibility for Tenant’s Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

9.6                                 Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7                                 Within sixty (60) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.  The failure to submit such an invoice shall not, in and of itself, result in the waiver of Tenant’s right to reimbursement of such costs and expenses.

9.8                                 In the event that less than ninety-five percent (95%) of the Building, North Campus or Project is fully occupied, Tenant acknowledges that Landlord may extrapolate each component of Operating Expenses that vary depending on the occupancy of the Building, North Campus or Project, as applicable, by dividing (a) the total cost of such Operating Expenses by (b) the Rentable Area of the Building, North Campus or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building, North Campus or Project (as applicable).  Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.                                 Taxes on Tenant’s Property.

10.1                           Tenant shall be responsible for paying (prior to delinquency) any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

For the avoidance of doubt, Tenant shall have the right to contest (by appropriate legal proceedings, diligently pursued and in Tenant’s name only) the imposition or amount of taxes imposed on any personal property or trade fixtures of Tenant placed in or about the Premises or the Project; provided that (a) Tenant shall first make all contested payments, under protest if it desires, (b) the Premises, Building or Project are not in any danger of being sold, forfeited, lost or interfered with, (c) all expenses incurred in connection with such proceedings shall be paid by Tenant and (d) such dispute does not result in a violation of Applicable Laws.

10.2                           If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is expressly increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3                           If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2, but only to the extent the applicable taxing authority has made a separate assessment therefor.  Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.                                 Security Deposit.

11.1                           Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease.  If Tenant commits any Default, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s Default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.  TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

11.2                           In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3                           Landlord shall deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

11.4                           If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5                           Intentionally omitted.

11.6                           If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord.  Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.7                           The Security Deposit may be in the form of cash, a letter of credit in the form required by this Section or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a)                                  If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is three (3) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall deliver to Landlord (promptly after becoming aware of such insolvency or receivership, but in no event, later than thirty (30) days after such insolvency or receivership) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  In addition, Tenant may, from time to time, replace any L/C Security with new L/C Security satisfying the requirements of this Section, and Landlord shall reasonably cooperate with Tenant’s efforts to do so, including by executing such instruments as may be reasonably required to evidence the Landlord’s consent to the termination of the replaced L/C Security; provided, however, that Landlord shall not be required execute any such instrument prior to receiving such replacement L/C Security satisfying the requirements of this Section.  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then:  (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord for its reasonable legal costs in handling Landlord’s acceptance of any replacement or extension L/C Security (not to exceed Two Thousand Dollars ($2,000) per replacement or extension).

(b)                                 If Tenant delivers to Landlord satisfactory L/C Security in place of any cash Security Deposit previously delivered, Landlord shall remit to Tenant the cash Security Deposit (or applicable portion thereof) Landlord previously held.

(c)                                  Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (i) an uncured Default (as defined below) exists; (ii) as of the date that is thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, satisfying the requirements in Subsection 11.7(a), extending the expiry date to the earlier of (1) three (3) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)                                 Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)                                  If Landlord transfers its interest in the Premises, then Landlord shall have the right to assign the benefits of the L/C Security to the transferee, and Landlord shall have no liability for any subsequent draws against the L/C Security; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit; provided that such purchaser or lessee assumes all of the obligations of Landlord arising hereunder from and after the date of the transfer.  Tenant shall be responsible for the payment of all fees in connection with any such transfer of the L/C Security.  Tenant, at its sole cost and expense, shall reasonably cooperate with

Landlord’s efforts to assign the L/C Security, including by executing and delivering (within five (5) business days after receiving a request from Landlord) such instruments as may be reasonably required to evidence Tenant’s consent thereto and delivering (within ten (10) business days after receiving a request from Landlord) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  The provisions hereof shall apply to every transfer or assignment made of the L/C Security to a new landlord.  If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

12.                                 Use.

12.1                           Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.  Nothing in this Section is intended to prohibit Tenant from using the Premises to construct the Tenant Improvements.

12.2                           Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

12.3                           Tenant shall not do or permit to be done anything that will invalidate any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project of which Tenant is aware or given prior written notice, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4                           Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5                           No additional locks, bolts or alarm or access control/monitoring systems of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to install certain security access controls in the Premises as part of the Tenant Improvements and Landlord shall review such controls as part of the Tenant Improvements in accordance with the provisions of the Work Letter.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6                           No awnings or other projections shall be attached to any outside wall of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings without Landlord’s prior written consent, such consent not to be withheld, conditioned or delayed as long as such proposed window coverings present an external appearance reasonably uniform with Landlord’s standard window coverings.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, nor shall any bottles, parcels or other articles be placed on the windowsills.  No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

12.7                           No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Subject to the provisions of this Section, Tenant shall have the right to Building Standard monument, lobby, directory and suite Signage.  Signage shall conform to Landlord’s design criteria.  For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition.  Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease.  Interior signs on entry doors to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.  Subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) and consistent with Landlord’s standard building signage program, Tenant may place its logo on the door leading into the Premises.  At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

12.8                           Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s then-current structural design without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.  Tenant shall be solely responsible for the cost of any structural upgrades needed to the Building as a result of Tenant’s high density storage equipment, or use thereof, (which structural upgrades shall be made in accordance with the provisions of this Lease and the Work Letter).  Any such high density storage equipment, or use thereof, shall in no way compromise the structural integrity of the Building (including the roof of the Building).

12.9                           Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.

12.10                     Tenant shall not (a) do or permit anything to be done in or about the Premises that shall unreasonably interfere with the rights of other tenants or occupants of the Project, or injure them, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space other than in a de minimis manner or adversely impact their ability to conduct business in a professional and suitable work environment other than in a de minimis manner.

12.11                     Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA.  Landlord shall be responsible for causing the Building Common Area and the parking facilities to comply with the ADA, and shall indemnify, save, defend (at Tenant’s option) and hold Tenant and its affiliates, employees, agents and contractors harmless from and against any Claims incurred arising out of such failure.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

13.                                 Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

13.1                           Tenant shall have the non-exclusive right, in common with others, to use the Common Areas in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Areas and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (in its sole and absolute discretion, provided that such sole and absolute discretion shall not reduce Landlord’s obligation to make such rules and regulations reasonable and nondiscriminatory), delivered in writing to Tenant from time to time (the “Rules and Regulations”).  Tenant shall faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations but shall not enforce the Rules and Regulations in a discriminatory manner against Tenant.

13.2                           This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder.  Tenant shall comply with the CC&Rs.

13.3                           Tenant, at no charge, shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of parking facilities serving the Building in common on an unreserved basis with other tenants of the Building during the Term.  As of the Execution Date, the parking ratio for the Building is three and two-tenths (3.2) parking spaces in the parking facilities serving the Building for each one thousand (1,000) square feet of Rentable Area.  Subject only to the loss or destruction of parking facilities (or portion thereof) as a result of condemnation or casualty, Tenant’s Pro Rata Share of the parking facilities serving the Building shall not be reduced below three and two-tenths (3.2) parking spaces in the parking facilities serving the Building for each one thousand (1,000) square feet of Rentable Area.

13.4                           Tenant agrees to cooperate reasonably with Landlord and other tenants in the use of the parking facilities.  If Landlord reasonably determines that the parking facilities are becoming overcrowded, Landlord shall have the right (but subject to Section 13.3) to limit the use thereof by Tenant and other tenants of the Building in a non-discriminatory manner by reasonably allocating parking spaces among Tenant and other tenants of the Building or the Project.  Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

13.5                           Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

13.6                           Subject to Article 21 of this Lease regarding Tenant’s obligations with respect to Hazardous Materials, Landlord hereby grants Tenant a license during the Term of this Lease to build and maintain, at Tenant’s sole cost and expense, a small storage shed (the “Hazardous Materials Shed”) within the Common Area near the Building’s loading dock to store combustibles and hazardous materials in accordance with all Applicable Laws.  The design, construction, size and location of the Hazardous Materials Shed shall be subject to Landlord’s approval, in its sole discretion, provided that Landlord hereby approves the size and location of the Hazardous Materials Shed as shown on Exhibit K attached hereto.  Tenant’s maintenance and use of the Hazardous Materials Shed shall be subject to all provisions of this Lease, provided that the Hazardous Materials Shed shall not be part of the Premises or included in the Rentable Area of the Premises and Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect thereto.  The Hazardous Materials Shed shall remain in the Common Areas upon Tenant’s surrender of the Premises and shall be the property of Landlord.

14.                                 Project Control by Landlord.

14.1                           Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s use and enjoyment of, and access to, the Premises and the parking areas as provided by this Lease.  This reservation includes Landlord’s right to subdivide the Project; convert the Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances; provided, however, that any such activities do not unreasonably impair Tenant’s access to or use of the Premises, parking areas and Common Areas adjacent to the Building.

14.2                           Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3                           Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant, materially reduces Tenant’s rights hereunder, that deprives Tenant of the quiet enjoyment or use of the Premises as provided for in this Lease or materially reduces the obligations of Landlord hereunder.

14.4                           Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests or if Landlord so requests with respect to Section 14.4(c)), and upon not less than twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry, but Landlord shall use reasonable efforts to provide such prior notice as may be practicable under the circumstances and shall provide notice and an explanation of the emergency within a reasonable time following such entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary.  Tenant, in its sole discretion, shall have the right to accompany Landlord in connection with any such entry (except for any entry as a result of or in response to an emergency); provided, however, that if Tenant is not present at the scheduled time of entry (as provided by Landlord’s notice requirement in this Section), Landlord may enter the Premises without the company of Tenant (except for the laboratory areas of the Premises (as described below), unless an emergency necessitates immediate entry).  Landlord shall coordinate with Tenant to schedule in advance any entry to the laboratory areas of the Premises or the Hazardous Materials Shed, which entry Tenant shall not unreasonably withhold, condition or delay, (except in the case of any emergency, as set forth below, in which case, no prior notice, coordination or scheduling shall be required), and except in the event of an emergency, Landlord shall not enter such laboratory areas or the Hazardous Materials Shed unless accompanied by a representative of Tenant.  Any entry to the laboratory areas of the Premises by Landlord shall be subject to the reasonable safety rules and procedures of Tenant (as provided to Landlord), except in the case of an emergency, in which case, no such safety rules and procedures shall apply.  In connection with any alteration, improvement or repair as described in Subsection 14.4(f) (which shall include any excavation that may need to be made upon land adjacent to or under the Building), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed

(and, in the event of any excavation, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as shall be necessary to preserve and protect the Building from injury or damage and to support the same by proper foundations); provided, however, that except in the case of any emergency (as set forth below), Landlord shall use commercially reasonable efforts to coordinate with Tenant to schedule such alteration, improvement or repairs with Tenant in advance.  Without limiting Section 16.2, in no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section (except in the case of any entry described in Section 14.4(f) which substantially interferes with Tenant’s use of the Premises for the Permitted Use and continues for more than five (5) consecutive business days, in which event Base Rent shall abate commencing on the sixth (6th) business day with respect to the portion of the Premises so affected until Tenant’s use of such portion of the Premises for the Permitted Use is no longer being substantially interfered with); provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises and the Hazardous Materials Shed.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.  Any notice or explanation required by this Section to be given to Tenant shall be permitted to be given verbally or by email.

15.                                 Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

16.                                 Utilities and Services.

16.1                           Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon.  Tenant, as part of the Tenant Improvements, shall install meters to measure Tenant’s use of such utilities supplied to the Premises and Tenant shall pay the cost of such use (along with any monitoring costs) to Landlord as Additional Rent.  If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Share (as defined in Section 9.1(c)) of all charges of such utility jointly metered with other premises as Additional Rent.  In the event that the Building, the North Campus or Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate utility usage that vary depending on the occupancy of the Building, the North Campus or Project, as applicable, by dividing (a) the total cost of utility usage by (b) the Rentable Area of the Building, North Campus or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building, North Campus or Project (as applicable).  Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment based on actual usage as reasonably determined by Landlord.  In no event shall Landlord recover more than one hundred percent (100%) of such utility costs.

16.2                           Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accident;

breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord’s control (collectively, “Force Majeure”) or Landlord’s negligence.  In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.  Notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord and either (a) as a direct result of Landlord’s gross negligence or willful misconduct or (b) as a direct result of an event that is insured against under Landlord’s business interruption insurance, the provision of HVAC or other utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted, then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated.  In the event of any interruption of HVAC or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities.  Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises.

16.3                           Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.  Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4                           Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building or Project as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share of the Building or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.  As of the Execution Date, the Building capacities are as set forth in Exhibit L attached hereto.  In the event Tenant shall require utilities or services in excess of its allocated amount (as described above), Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.5                           Intentionally omitted.

16.6                           Landlord shall provide water in Common Areas for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Areas for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term.  If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.7                           Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord reasonably deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed; provided, that, except in the event of an emergency, Landlord shall use commercially reasonable efforts to coordinate with Tenant to schedule in advance and conduct such activities in such a manner so as to reasonably minimize interference to Tenant’s use of the Premises for the Permitted Use.  Except as provided in Section 16.2, Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or Landlord’s negligence.

16.8                           For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article.  Except as provided in Section 16.2, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

16.9                           For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, and (b) within thirty (30) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord).  Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least twenty-four (24) months.  Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities.  In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.

17.                                 Alterations.

17.1                           Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed Fifty Thousand Dollars ($50,000) in any one instance or One Hundred Thousand Dollars ($100,000) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.  Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2                           Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3                           Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times, unless a temporary shutdown of such life safety systems has been approved in writing by Landlord, in which case, any such approved shutdown shall be administered as directed by Landlord.

17.4                           Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.5                           Before commencing any Alterations or Tenant Improvements, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.  In addition, except with respect to the Tenant Improvements (including the Expansion Improvements) and any Cosmetic Alterations, Landlord may require that Tenant secure, at Tenant’s own cost and expense, a completion and lien indemnity bond reasonably satisfactory to Landlord for such work.

17.6                           Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7                           (a)           The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

(b)                                 Except for those items listed on Exhibit H attached hereto (which Exhibit H may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) and subject to Section 17.7(c), all Alterations, Signage, Tenant Improvements, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, additions and improvements attached to or built into the Premises, made by either of the Parties (including all floor and wall coverings, built-in furniture, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord notifies Tenant in writing that such item must be removed by Tenant upon the expiration or earlier termination of the Term) (i) not be removed from the Premises by Tenant (without prior written consent from Landlord) at any time during the Term and (ii) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.

(c)                                  Notwithstanding anything to the contrary set forth in this Section 17.7, any business and trade fixtures, machinery and equipment (whether or not affixed to the Premises) that Tenant purchases without the use of any funds provided by Landlord (including the TI Allowance, Base Expansion TI Allowance and any other allowance provided by Landlord) shall, at Tenant’s option, remain the property of Tenant and Tenant may remove such equipment at the end of the Term (subject to Tenant’s repair obligations in Section 17.6).

(d)                                 Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

(e)                                  If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (i) amounts due by Tenant to Landlord under this Lease and (ii) any expenses incident to the removal, storage and sale of such personal property.

17.8                           Tenant shall reimburse Landlord for any extra expenses actually incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.9                           Within ninety (90) days after final completion of the Tenant Improvements or any other Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements and Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.10                     Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.11                     Tenant shall require its contractors and subcontractors performing work on the Premises to name the parties specified in Section 23.4 as additional insureds on their respective insurance policies as their interests may appear.

18.                                 Repairs and Maintenance.

18.1                           Landlord shall repair and maintain in good condition and repair the structural and exterior portions and Common Areas of the Building and the Project, and the base Building systems set forth on Exhibit L attached hereto, including roofing and covering materials; foundations; exterior walls; plumbing; fire sprinkler systems and fire alarms (if any); heating, ventilating, air conditioning systems; elevators; and electrical systems installed or furnished by Landlord.

18.2                           Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear and casualty and condemnation excepted.  Subject to Section 17.7, Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in substantially as good a condition as when received

(except that the improvements in the Premises shall be surrendered in substantially as good a condition as existed on the Term Commencement Date), ordinary wear and tear and casualty and condemnation excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.3                           Except as provided Section 16.2, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance.  In the event that Landlord timely fails to make a repair or perform maintenance that is Landlord’s obligation pursuant to this Lease, Tenant may notify Landlord of such failure and, if Landlord does not make the repair or perform the maintenance within thirty (30) days after Landlord’s receipt of such notice (or, if such repair or maintenance cannot reasonably be completed with such period, within the period of time reasonably required (so long as Landlord begins the repair or maintenance within such period and diligently prosecutes the same to completion)), Tenant may perform the repair or maintenance; provided, that before performing any such repairs or maintenance, Tenant shall notify Landlord of Tenant’s intent to do so and shall use commercially reasonable efforts to coordinate with Landlord, and any other tenants of the Project that may be affected, to schedule such repairs or maintenance.  Notwithstanding the foregoing, in the event of an emergency that poses an imminent threat of harm to the Premises or people or property within the Premises, Tenant may perform such repairs as is necessary to repair the portion of the Premises affected by such emergency; provided, however, that prior to taking any such action or performing such work, Tenant shall contact Landlord (via phone, if necessary) and shall not take such action or perform such work if Landlord promptly commits to perform the same in at least an expeditious manner as Tenant is able to take such action or perform such work and thereafter diligently prosecutes the same to completion.  Landlord agrees to reimburse Tenant for such portion of the reasonable out-of-pocket costs of such work performed by Tenant pursuant to this Section that is Landlord’s responsibility under this Lease within thirty (30) days after receipt of an invoice from Tenant therefor.  Tenant shall use commercially reasonable efforts to minimize interference with the rights of other tenants to use their respective premises in the Building.

18.4                           Intentionally omitted.

18.5                           This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project.  In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article.  In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6                           Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, unless such costs are (i) excluded from Operating Expenses pursuant to the definition thereof or (ii) incurred due in whole or in part to any act, neglect, fault or omissions of Tenant or its employees, agents, contractors or invitees, in which case Tenant shall, subject to Section 23.7, pay to Landlord the reasonable cost of such repairs and maintenance.

19.                                 Liens.

19.1                           Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within ten (10) business days after the earlier of (a) obtaining knowledge and (b) receiving written notice of the filing thereof, at Tenant’s sole cost and expense.

19.2                           Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1 within the time period therein provided, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.  Tenant shall indemnify, save, defend and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3                           In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, (a) within ten (10) business days after earlier of (i) obtaining knowledge and (ii) receiving written notice of the filing such financing statement, cause a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) cause Tenant’s Lender to amend, as soon as reasonably practicable (but in no event longer than thirty (30) days after obtaining knowledge of the filing of such financing statement), such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.                                 Estoppel Certificate.  Tenant shall, within ten (10) days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further customary information with respect to this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  If Tenant fails to provide such statement within such ten (10) business day period, then Landlord shall provide Tenant with a reminder notice requesting that Tenant execute the certificate, and shall include a prominent, all capital legend that failure to respond to such notice may result in Default under this Lease.  Tenant’s failure to deliver such statement within five (5) business days following the receipt of the reminder notice shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.  Landlord shall, within ten (10) business days after receipt of written notice from Tenant, execute and deliver to Tenant, an estoppel certificate in form and substance reasonably requested by Tenant certifying to such customary facts concerning the status of the Lease as Tenant may reasonably request, which certificate may be relied upon by Tenant and/or any lender, equity investor or partner, assignee or sublessee, potential purchaser of Tenant or its assets or its interest in and to the Lease, or other third party reasonably requested by Tenant.

21.                                 Hazardous Materials.

21.1                           Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its affiliates, employees, agents, contractors or invitees (Tenant and such parties are each referred to as a “Tenant Party” and collectively, the “Tenant Parties”).  If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, or if contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (a) migration of Hazardous Materials from outside the Premises not caused by any Tenant Party or (b) to the extent such contamination is solely caused by Landlord’s negligence or willful misconduct), or if contamination of the Project occurs as a result of Hazardous Materials that are placed or released on, into, under or about the Project by a Tenant Party, then without limiting the indemnification obligations set forth in the next sentence, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to substantially its respective condition existing prior to the time of such contamination or, if the foregoing is not reasonably possible, in compliance with Applicable Laws; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property.  Tenant shall indemnify, save, defend and hold the Landlord Indemnitees harmless from and against any and all Claims that arise during or after the Term as a result of any breach of this Article or contamination that Tenant is responsible for pursuant to this Article.  This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project that are the responsibility of Tenant as provided above.  Notwithstanding the foregoing, Landlord shall indemnify, save, defend (at Tenant’s option) and hold Tenant and its affiliates, employees, agents and contractors harmless from and against any and all Claims resulting from the presence of Hazardous Materials at the Project in violation of Applicable

Laws as of the Execution Date, unless placed at the Project by a Tenant Party.  For the avoidance of doubt, Tenant shall not be in default under this Lease as a result of any breach of the first sentence of this paragraph or any release of Hazardous Materials as long as Tenant commences efforts to remedy the same within thirty (30) days after such breach or release and thereafter diligently prosecutes such remedy to completion.

21.2                           Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is monitored in accordance with Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”).  Tenant shall deliver to Landlord the Hazardous Materials Documents no later than the initial occupancy of any portion of the Premises or the initial placement of equipment anywhere at the Project, and Tenant shall thereafter deliver to Landlord updated Hazardous Material Documents (m) if there are any changes to the Hazardous Materials Documents, annually thereafter no later than December 31 of each year, and (n) thirty (30) days prior to the initiation by Tenant of any Alterations or changes in Tenant’s business that involve any material increase in the types or amounts of Hazardous Materials.  For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g, open use or closed use), (y) the location (e.g, room number or other identification) and (z) if known, the chemical abstract service number.  Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws.  In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance.

21.3                           Notwithstanding the provisions of Sections 21.1 21.2 or 21.9, if (a) any proposed transferee, assignee or sublessee of Tenant (other than a Permitted Transferee) has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee (other than a Permitted Transferee) is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee) to such proposed transferee, assignee or sublessee.

21.4                           At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to cause a third party environmental consultant reasonably acceptable to Tenant (a duly qualified independent environmental consultant shall be deemed to be acceptable) to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees.  Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.  Landlord shall notify Tenant when any such consultant will be performing such testing so that Tenant may, in its sole discretion, accompany such consultant during such testing (provided, however, that if Tenant is not present at the scheduled time, Tenant shall be deemed to have elected not to accompany such consultant; provided, further, that any entry to the Premises or the Hazardous Materials Shed shall be subject to Section 14.4).  Tenant, at its sole cost and expense, shall be entitled to receive copies of any reports or analyses prepared by such consultant in connection with such tests.  In addition, if such consultant takes any sample from the Project for testing or assessment, Landlord shall first notify Tenant thereof and, upon Tenant’s request and at its sole cost and expense, a portion of such sample shall be provided to Tenant, at its option, to allow Tenant, if it so chooses at its sole cost and expense, to perform its own testing.  Any notice required to be given to Tenant under this Section may be given verbally or by email in accordance with Section 14.4.

21.5                           If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by or on behalf of Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

21.6                           Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7                           Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials that are the obligation of Tenant pursuant to Section 21.1, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27 below.

21.8                           As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

21.9                           Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials.  Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29) other than a Permitted Transfer.  In the event of a Transfer other than a Permitted Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building or the Project, as applicable, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable.

22.                                 Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant gave Landlord reasonable assurances that other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) will not be subjected to an Odor Nuisance (as defined below), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations in the Premises.  Landlord and Tenant therefore agree as follows:

22.1                           Tenant shall not cause or conduct any activities that would cause an Odor Nuisance.  For purposes of this Article, an “Odor Nuisance” means any release of any offensive or noxious odors or fumes from the Premises, which release (a) is in violation of any Applicable Law, (b) creates a nuisance or (c) materially and adversely impacts any portion of the Building, the Project or the use of any portion of the Building or Project by other tenants.

22.2                           If the Building has a ventilation system that, in Landlord’s reasonable judgment is adequate, suitable, and appropriate to vent the Premises in a manner that will prevent an Odor Nuisance, Tenant shall vent the Premises through such system.  If Landlord at any time reasonably determines that any existing ventilation system is inadequate to so vent the Premises, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The design, placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval.  Consistent with the foregoing requirements, Landlord acknowledges that Tenant’s intended use of the Premises will require the venting of certain materials and that Tenant intends to install a vent and fume hood in the roof during the construction of the Tenant Improvements (and in accordance with the Work Letter) to accommodate such venting. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in a manner free of any Odor Nuisance and Landlord may require Tenant to abate any such Odor Nuisance in a manner that goes beyond the requirements of Applicable Laws.

22.3                           Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in

Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any Odor Nuisance.  Any work Tenant performs under this Section shall constitute Alterations.

22.4                           Tenant’s responsibility to remove, eliminate and abate any Odor Nuisance shall continue throughout the Term.  Landlord’s approval of the Tenant Improvements shall not preclude Landlord from reasonably requiring additional measures to eliminate any Odor Nuisance.  Tenant shall install additional equipment as Landlord may reasonably require from time to time under the preceding sentence.  Such installations shall constitute Alterations (except that the fourteen (14) day notice periods set forth in Sections 17.1 and 17.5 shall not apply to Alterations pursuant to this Article).

22.5                           If, in response to any appropriate demand by Landlord for the installation of odor control equipment or other ventilation equipment, Tenant fails to install satisfactory odor control equipment or otherwise eliminate any Odor Nuisance within ten (10) business days after such demand (the “Odor Cure Period”), then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause such Odor Nuisance.  Notwithstanding the foregoing, if Tenant’s installation of requested odor control equipment cannot be completed within the Odor Cure Period as a result of Tenant having to order lead time items such as filters, air cleaners, scrubbers and similar equipment, then Landlord shall not require Tenant to cease and suspend operations in the Premises in accordance with this Section so long as Tenant has ordered the lead time items within the Odor Cure Period and thereafter diligently prosecutes the installation of such equipment to completion.

23.                                 Insurance; Waiver of Subrogation.

23.1                           Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns), providing protection against any peril generally included within the classification an “all risk” property insurance policy, together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure coverage against flood, environmental hazard, and earthquake, and if Landlord deems it appropriate, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2                           In addition, Landlord shall carry commercial general liability insurance with a single limit of not less than Three Million Dollars ($3,000,000) for death or bodily injury, or property damage with respect to the Project.

23.3                           Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first,

and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Three Million Dollars ($3,000,000) per occurrence for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).  The foregoing liability coverage may be carried under a single policy or by a combination of underlying policies and excess or umbrella coverage.

23.4                           The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and their respective officers, directors, employees, agents, general partners, members, and subsidiaries (“Landlord Parties”) as additional insureds.  Said insurance shall be with companies authorized to do business in the state in which the Project is located and having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

23.5                           Intentionally Deleted.

23.6                           In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building, the Property or the Project, (b) the landlord under any ground lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.7                           Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is or is required to be insured against under any fire and extended coverage insurance policy to be obtained by such party under this Lease, regardless of cause or origin, including negligence of the other party hereto, its officers, directors, employees or agents.  Each party covenants that no insurer shall hold any right of subrogation against such other party.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

23.8         Landlord may, upon not less than ninety (90) days prior written notice to Tenant, require insurance policy limits required under this Lease to be raised to conform to reasonable coverage limits then being required of new tenants with comparable uses within the Project.

23.9         The premiums of any insurance policies obtained by Landlord pursuant to this Article shall be included in Operating Expenses.

24.          Damage or Destruction.

24.1         In the event of a partial destruction of (a) the Premises or (b) Common Areas of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the Damage Repair Estimate (as determined by the Damage Repair Estimate), (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense to the extent provided in Article 9) and (z) such casualty was not intentionally caused by Tenant or its employees, agents or contractors, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2         In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.  In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) the Damage Repair Estimate (as defined below) indicates that the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within twelve (12) months after the date of the Damage Repair Estimate (the expiration of such twelve (12) month period (as may be extended pursuant to Section 24.6), the “Restoration Deadline”), or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires.  If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration.  If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period.  If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3         As soon as reasonably practicable, but in any event within thirty (30) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings.  Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4         Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date that is the later of (a) the date of the damage or destruction and (b) if Tenant occupies the Premises for the conduct of its business after the date of such damage or destruction, the date possession of the Premises is surrendered to Landlord, in each case, except with regard to (y) items occurring prior to the damage or destruction and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5         In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired from and after the date of the damage or destruction and during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction or restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.

24.6         Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or actual delays caused by Tenant or its employees, agents, contractors or invitees, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that Landlord shall use commercially reasonable efforts to minimize the impact of such Force Majeure.  Notwithstanding anything herein to the contrary, either party, in its discretion, shall have the right to terminate this Lease by delivering written notice of such election to the other party if Force Majeure causes the Restoration Deadline to be extended by one hundred twenty (120) days or more.

24.7         If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense (including Building Standard improvements paid by the TI Allowance or the Base Expansion TI Allowance) and (b) the Common Area portion of the Affected Areas.  The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant.  In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8         Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises (a) if damage resulting from any casualty covered under this Article damages or destroys the Affected Areas in whole or in part, and less than thirteen (13) months remains in the Term upon the date of such casualty (unless, with respect to the initial Term, Tenant timely and properly elects to exercise the Option (in accordance with Article 42) and, prior to Landlord being otherwise obligated (in accordance with this Article) to make any repairs, reconstruction or restoration, Tenant has agreed in writing that its exercise of the Option is irrevocable notwithstanding any right Tenant has to rescind such Option set forth in Article 42) or, with respect to any extension Term, Landlord and Tenant otherwise enter into a written amendment to extend the Term) or (b) to the extent that insurance proceeds are not available therefor.  Landlord shall notify Tenant in writing within thirty (30) days following any casualty described in clause (a) above of its election not to repair, reconstruct or restore the Premises pursuant to this Section.  Landlord shall promptly notify Tenant in writing if Landlord at any time determines that insurance proceeds are not available or are not sufficient for repair, reconstruction or restoration that Landlord is obligated or has elected to make in accordance with this Article and Landlord does not elect (which election shall be in writing and in Landlord’s sole discretion) to contribute any remaining shortfall with respect to such obligated repair, reconstruction or restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense to the extent provided in Article 9) towards such repair, reconstruction or restoration, in which event, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

24.9         Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas described in Section 24.7.  Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

25.          Eminent Domain.

25.1         In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.  Either party shall notify the other party in writing of its election to terminate within thirty (30) days after the date possession is surrendered to said authority.

25.2         In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3         Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense, (b) the costs of Tenant moving to a new location and (c) other leasehold damages suffered by Tenant and compensable by Applicable Law as set forth in the specific award.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4         If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking, if feasible.  Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant from the date such space is taken until such portion is restored.

26.          Surrender.

26.1         At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (c) proof that the Premises have been decommissioned in accordance with American National Standards Institute (“ANSI”) Publication Z9.11-2008 (entitled “Laboratory Decommissioning”) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards).  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey, in each case to the extent such condition is the responsibility of Tenant pursuant to this Lease.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2         No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless (a) with respect to any surrender during the Term (other than pursuant to Section 3.1), such surrender is accepted in writing by Landlord or (b) with respect to any surrender upon the expiration or earlier termination of the Term (including pursuant to Section 3.1), such surrender complies with all applicable provisions of this Lease.  In no event shall Landlord be deemed to accept Tenant’s surrender of possession unless such surrender complies with all applicable provisions of this Lease.

26.3         The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4         The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.          Holding Over.

27.1         If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2         Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly Base Rent shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of any such holdover continuing for thirty (30) days (provided, that Landlord has provided thirty (30) days prior written notice to Tenant that any such damages may occur), including any lost rent or consequential, special and indirect damages.

27.3         Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4         The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

28.          Indemnification and Exculpation.

28.1         Tenant agrees to indemnify, save, defend and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project arising out of Tenant’s or Tenant’s employees’, agents’, contractors’ or invitees’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by Landlord’s negligence or willful misconduct.

28.2         Notwithstanding anything in this Lease to the contrary, but without limiting Sections 16.2 and 18.3, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion, water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.

28.3         Without limiting the obligations of Landlord in Section 18.1, Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4         Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

28.5         The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29.          Assignment or Subletting.

29.1         Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent.  In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project.  Notwithstanding the foregoing, Tenant may assign all of its interest in this Lease or sublet any or all of the Premises without the consent of Landlord to any of the following entities (each, a “Permitted Transferee” and such Transfer to a Permitted Transferee, a “Permitted Transfer”): (a) any entity controlling, controlled by or under common control with Tenant; (b) any successor entity resulting from a merger, acquisition or consolidation with or a conversion of Tenant; or (c) any entity which acquires all or substantially all of the assets of Tenant.  For purposes of Permitted Transfers, “control” requires both (y) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (z) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  Tenant shall give Landlord prompt written notice of the occurrence of any Permitted Transfer and shall provide evidence reasonably satisfactory to Landlord that such Transfer qualifies as a Permitted Transfer.  Such notice shall be given in writing at least ten (10) days prior to the effectiveness of such Permitted Transfer; provided, however, that if prior notice is not (as reasonably determined by Tenant) permitted by Applicable Laws or an obligation of confidentiality, then Tenant shall notify Landlord promptly after the effectiveness of such Permitted Transfer, but in no event more than four (4) days after the effectiveness of such Permitted Transfer.

29.2         In the event Tenant desires to effect a Transfer (other than a Permitted Transfer), then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3         Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.8 to cancel this Lease.  Landlord shall not unreasonably withhold or condition its consent to any assignment or subletting of the Premises, provided that in no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer (i) to a transferee or assignee that lacks the reputation or financial qualifications that satisfy the criteria Landlord uses to select tenants of the Project having similar leasehold obligations, or to a transferee, assignee or sublessee seeking a change in the Permitted Use, or (ii) jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”).  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on a percentage of the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4         As conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer, Tenant shall provide Landlord with the following:

(a)           Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)           Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c)           Tenant shall reimburse Landlord for Landlord’s actual costs and expenses (including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request), not to exceed Two Thousand Five Hundred Dollars ($2,500) per proposed Transfer;

(d)           If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, then after Tenant has recovered all reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant, Tenant shall pay fifty percent (50%) of all of such excess to Landlord as and when Tenant receives such payments from the assignee, transferee or sublessee; provided, however, no such excess shall be payable to Landlord in connection with a Permitted Transfer.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)           Any proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment (and, if such attornment is rejected, then such sublessee shall be entitled to terminate its sublease);

(f)            Landlord’s consent to any such Transfer shall be effected on Landlord’s forms, with such reasonable and customary revisions thereto as Landlord, Tenant and such proposed transferee, assignee or sublessee may agree;

(g)           Tenant shall not then be in monetary default or any other Default under any provisions of this Lease;

(h)           Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use, except as otherwise agreed by Landlord, in its sole and absolute discretion;

(i)            Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)            Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)           Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)            Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing the Transfer; and

(m)          A list of Hazardous Materials (as defined in Section 21.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.  Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5         Any Transfer that is not in compliance with the provisions of this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6         The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.7         Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8         Except with respect to a Permitted Transfer, if Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer fifty percent (50%) or more of the Premises in this Lease to a proposed transferee, assignee or sublessee other than as provided within Section 29.4, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

29.9         If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30.          Subordination and Attornment.

30.1         Subject to Section 30.5, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or ground lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2         Notwithstanding the foregoing, solely in confirmation of the foregoing subordination, Tenant shall execute and deliver upon demand such reasonable and customary further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or ground lease in which Landlord is tenant as may be required by Landlord.  If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document described in the first sentence of this Section 30.2 within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

30.3         Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments that do not materially alter the terms of this Lease or in any way materially adversely affect or impair the rights of Tenant or materially reduce the obligations of Landlord hereunder, if reasonably required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.

30.4         In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30.5         Notwithstanding the foregoing, Tenant shall not be obligated to subordinate this Lease (nor shall this Lease be subordinate) to any mortgage, deed of trust or ground lease, or to attorn to any successor landlord, unless Landlord and the lender, trustee or lessor under such mortgage, deed of trust, or ground lease, as the case may be, and Tenant execute a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) wherein Tenant’s occupancy under the terms of this Lease shall be undisturbed.

31.                                 Defaults and Remedies.

31.1                           Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due (provided that, with respect to the first (1st) late payment in any twelve (12) month period, the following late charges shall not commence to accrue until ten (10) days after the date such payment is due), Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge plus (b) interest (from and after the expiration of such five (5) day (or ten (10) day, if applicable) period) at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier.  Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2                           No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3                           If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act (and prior to making such payment or performing such act may require Tenant to increase the Security Deposit to include Landlord’s estimate of the cost of such payment or performance by Landlord); provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or was reasonably likely (in Landlord’s reasonable determination) to result in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all out-of-pocket sums so paid or reasonably incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4                           The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)                                  Tenant abandons the Premises;

(b)                                 Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant;

(c)                                  Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Subsections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than ninety (90) days after Tenant’s receipt of written notice from Landlord;

(d)                                 Tenant makes an assignment for the benefit of creditors;

(e)                                  A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets (a “Receivership”) (provided that if such Receivership is involuntary, Tenant shall not be in Default unless the Receivership is not dissolved within one hundred twenty (120) days);

(f)                                    Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)                                 Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)                                 Tenant fails to deliver an estoppel certificate within five (5) days after the reminder notice as set forth in Article 20; or

(i)                                     Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5                           In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)                                  Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b)                                 Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)                                  Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including the following:

(i)                                     The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 31.5(c)(i) and 31.5(c)(ii), “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Subsection 31.5(c)(iii), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

31.6                           In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations.  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)                                  Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)                                 The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7                           If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8                           In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)                                  First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)                                 Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)                                  Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)                                 Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9                           All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver.  Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant except to the extent required by Applicable Law.

31.10                     Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

31.11                     To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12                     Without limiting Section 16.2, Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13                     In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Tenant shall be obligated to provide the notices described in clauses (a) and (b) above only to the extent Landlord has furnished to Tenant in writing the names and addresses of the parties described in clauses (a) and (b) who are to receive such notices.  Notwithstanding the foregoing, to the extent of any conflict between this Section and the terms of an executed SNDA pursuant to Section 30.5, the terms of such SNDA shall control (but only with respect to the parties of such SNDA).

31.14                     Notwithstanding anything in the foregoing or this Lease to the contrary, except (y) as otherwise provided in Article 27 or (z) in the event of Tenant’s breach of Article 21, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease.

32.                                 Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1                           Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2                           A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3                           A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4                           The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.                                 Brokers.

33.1                           Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CBRE (“Tenant Broker”), who represents Tenant, and that it knows of no other real estate broker or agent other than Tenant Broker and Landlord Broker (as defined below) that is or might be entitled to a commission in connection with this Lease.  Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than Kidder Mathews (“Landlord Broker”), who represents Landlord, and that it knows of no other real estate broker or agent other than Landlord Broker and Tenant Broker that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Tenant Broker and Landlord Broker in relation to this Lease pursuant to separate agreements between Landlord and Tenant Broker and Landlord and Landlord Broker.

33.2                           Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3                           Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4                           Tenant agrees to indemnify, save, defend and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Tenant Broker and Landlord Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.  Landlord agrees to indemnify, save, defend (at Tenant’s option) and hold the Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

34.                                 Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35.                                 Limitation of Landlord’s Liability.

35.1                           If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2                           Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of

Landlord.

35.3                           Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.                                 Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, then:

36.1                           Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2                           The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37.                                 Representations.  Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.  In addition, Tenant guarantees, warrants and represents that none of (x) it, or any of its officers or directors (or, to the best of its actual knowledge, without duty of investigation, its employees), (y) its affiliates nor (z) to the best of its actual knowledge (without duty of investigation), its members, shareholders or other equity owners, in each case, owning a ten percent (10%) or greater equity interest in Tenant, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38.                                 Confidentiality.  Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document).  Landlord shall keep confidential and not disclose to any third party any non-public financial, ownership or business information regarding Tenant.  Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances:  (x) if required by Applicable Laws, the rules of any securities exchange or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective transferees, assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39.                                 Notices.  Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service.  Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40.                                 Rooftop Installation Area.

40.1                           Tenant may use those portions of the Building’s roof identified as a “Rooftop Installation Area” on Exhibit M attached hereto or such other portions as otherwise permitted (in Landlord’s sole discretion) in writing by Landlord (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas, air compressors, HVAC equipment, and other equipment, and related ductwork installed in connection with any of the foregoing, installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”).  In connection with the foregoing, but subject to Landlord’s reasonable approval, Tenant shall also have right to install, repair, maintain and replace necessary conduit and sleeving, ductwork, wiring, and cabling from the Rooftop Installation Area to points of connection within the Premises.  Tenant’s Rooftop Equipment shall be used only in connection with the use of the Premises for the Permitted Use.  For the avoidance of doubt, the Rooftop Installation Area shall not be included in the calculation of the Rentable Area of the Premises, and Tenant shall not be obligated to pay Rent with respect to the Rooftop Installation Area.

40.2                           Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations.  Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.  Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory Buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

40.3                           Tenant shall comply with any roof or roof-related warranties.  Upon Tenant’s request for Landlord approval for any installation of Tenant’s Rooftop Equipment, Landlord shall, upon Tenant’s request, confirm the existence of any roof or roof-related warranties that must be complied with and shall provide Tenant with the necessary compliance information.  Landlord represents that there are no roof-related warranties with respect to the Building in effect as of the Execution Date.  Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties.  Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment.  Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance.  Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums expressly attributable to the installation of Tenant’s Rooftop Equipment.  Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

40.4                           If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any telecommunications, mechanical or other systems of another tenant that were installed prior to the installation of Tenant’s Rooftop Equipment, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord and any affected tenant (and Landlord shall use commercially reasonable efforts to cause such tenant to cooperate with Tenant) to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

40.5                           Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment (excluding equipment installed as part of the Tenant Improvements (or the Expansion Improvements)) to comparably functional space on the roof by giving Tenant prior written notice thereof.  Landlord agrees to pay the reasonable costs thereof.  Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation.  In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

41.                               Miscellaneous.

41.1                        Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

41.2                        To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm.  Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end financial statements for the previous year audited by a nationally recognized accounting firm.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are correct and complete in all material respects.  Notwithstanding the foregoing, Tenant shall not be required to deliver the foregoing financial statements to Landlord for so long as Tenant is a publicly-traded company, it being understood and agreed that such financial statements are otherwise publicly available to Landlord.  If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified to the knowledge of the chief financial officer of Tenant to be true, correct and complete in all respects shall suffice for purposes of this Section.

41.3                        Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.4                        If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.

41.5                        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.6                        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.7                        Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.8                        Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.9                        The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.10                 Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.11                 Either party (i) may request the other party to execute, upon twenty (20) days’ prior written notice, a customary, mutually acceptable, short form or memorandum hereof and (ii) upon receipt of the fully executed short form or memorandum of this Lease, record the same in the appropriate real property records.  If any such short form or memorandum of this Lease is recorded, then promptly upon the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall execute and record a termination of any short form or memorandum of lease recorded with respect hereto.  Neither party shall record this Lease.  The party recording the short form or memorandum of this Lease shall be responsible for the cost of recording the same, including any transfer or other taxes incurred in connection with said recordation.  This Section shall survive the expiration or earlier termination of this Lease.

41.12                 The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.13                 Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.14                 This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

41.15                 Landlord and Tenant each guarantee, warrant and represent that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.16                 This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.17                 No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

41.18                 To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

42.                               Option to Extend Term.  Tenant shall have the option (“Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.  Any extension of the Term pursuant to Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1                        Base Rent at the commencement of the Option term shall equal the then-current fair market value for comparable office and laboratory space in the Alameda/San Mateo County market of comparable age, quality, level of finish and proximity to amenities and public transit (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%).   Landlord shall, within fifteen (15) days after receipt of Tenant’s Option Notice (defined below), give Tenant a written proposal of Landlord’s estimate of the FMV for the Option Term.  Within fifteen (15) days after receipt of such estimate, Tenant shall notify Landlord whether Tenant accepts Landlord’s proposed estimate of FMV.  If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant market, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project.  In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord of its objection to Landlord’s estimate of the FMV, then Tenant may either (i) rescind its exercise of the Option or (ii) request that the FMV be determined using the following procedures:  a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Alameda/San Mateo County laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the American Arbitration Association or any successor organization thereto (the “AAA”).  The Baseball Arbitrator selected by the parties or designated by the AAA shall (y) have at least ten (10) years’ experience in the leasing of office and laboratory/research space in the Alameda/San Mateo County market and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto.  Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV.  The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence.  The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV.  The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant.  The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term.  If, as of the commencement date of the

Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term.  After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term.  Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2                        The Option is not assignable separate and apart from this Lease.

42.3                        The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option (the “Option Notice”) at least twelve (12) months prior to the end of the expiration of the then-current Term.  Time shall be of the essence as to Tenant’s exercise of the Option.  Tenant assumes full responsibility for maintaining a record of the deadline to exercise the Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

42.4                        Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option during the time that Tenant is in monetary default or any other Default (provided, however, that, for purposes of this Section, Landlord shall not be required to provide Tenant with notice of such Default except as otherwise required in Section 31.4) under any provisions of this Lease and continuing until Tenant has cured the default.

42.5                        The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6                        All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 31.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43.                               Expansion Premises.

43.1                        Subject to the conditions set forth in this Article, Tenant shall have the obligation to expand the Premises to include approximately Seven Thousand Six Hundred Eighty-Four (7,684) square feet of Rentable Area of contiguous premises as more particularly shown on the floor plan attached hereto as Exhibit J (the “Expansion Premises”).

43.2                        Landlord and Tenant acknowledge that the Expansion Premises is, and prior to the Expansion Premises Term Commencement Date will remain, unoccupied space.  Accordingly, Landlord shall, upon Tenant’s written request at any time prior to December 1,

2015, make the Expansion Premises available to Tenant for the purpose of constructing the Expansion Improvements.  The “Expansion Premises Term Commencement Date” shall be the earlier of (a) December 1, 2015 and (b) the day the work described on Exhibit B in connection with the Expansion Premises (the “Expansion Improvements”) is Substantially Complete.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Expansion Premises Term Commencement Date for the Expansion Premises within ten (10) days after Tenant takes occupancy of the Expansion Premises, or December 2, 2015, whichever occurs first, in the form attached as Exhibit C hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Expansion Premises Term Commencement Date for the Expansion Premises or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises or the Expansion Premises required for the Permitted Use by Tenant shall not serve to extend the Expansion Premises Term Commencement Date.  The term “Substantially Complete” or “Substantial Completion” means that the Expansion Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items that will not unreasonably interfere with Tenant’s use of the Expansion Premises for the Permitted Use and which can be corrected with reasonable diligence within thirty (30) days.

43.3                        Tenant shall cause any Expansion Improvements to be constructed in the Expansion Premises pursuant to the Work Letter.  Tenant shall pay all of the costs and expenses of constructing the Expansion Improvements (including all utilities supplied to the Expansion Premises), except that Landlord shall make available to Tenant the following amounts: Six Hundred Fourteen Thousand Seven Hundred Twenty Dollars ($614,720) (based upon Eighty Dollars ($80.00) per square foot of Rentable Area (the “Base Expansion TI Allowance”); provided, however, such amount shall be adjusted based upon the final Rentable Area of the Expansion Premises).  The provisions of Article 4 regarding use of the TI Allowance (as well as the Work Letter) shall apply with regard to such Base Expansion TI Allowance; provided, however, that no portion of the Base Expansion TI Allowance shall be applied to the cost of items described in Section 4.2(s).  For purposes of Article 4 and for purposes of the provisions of the Work Letter, references to the “Base TI Allowance” shall be references to the Base Expansion TI Allowance, references to the “TI Allowance” shall be references to the Base Expansion TI Allowance, references to the “Premises” shall be references to the Expansion Premises, references to “Excess TI Costs” with respect to the Tenant Improvements shall be references to such costs and amounts in connection with the Expansion Improvements and references to the “Approved Budget” and “Approved Plans” with respect to the Tenant Improvements shall be references to such Approved Budget or Approved Plans delivered in connection with the Expansion Improvements.

43.4                        Tenant shall have until the date that is six (6) months after the Expansion Premises Term Commencement Date (the “Expansion TI Deadline”), to expend the unused portion of the Base Expansion TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

43.5                        In no event shall any unused Base Expansion TI Allowance entitle Tenant to a credit against Rent payable under this Lease.  Tenant shall deliver to Landlord (i) a certificate of occupancy for the Expansion Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

43.6                        Within ten (10) days after the Expansion Premises Term Commencement Date, Tenant and Landlord shall enter into a written amendment to the Lease (the “Amendment”), which amendment shall provide, unless otherwise agreed in writing, (a) that the Premises under this Lease shall be increased to include the square feet of Rentable Area of the Expansion Premises, (b) the new Base Rent, with the Expansion Premises increasing Base Rent at the then-current rental rate per square foot under the Lease and (c) Tenant’s new Pro Rata Share of Operating Expenses based upon the addition of the Expansion Premises to the Premises.  In all other respects, this Lease shall remain in full force and effect, and shall (except with regard to the five (5) month free rent period for the Premises) apply to the Expansion Premises.

44.                               Campus Amenities.  Landlord shall use commercially reasonable efforts to maintain the availability of the Amenities Building Services during the Term for use on a non-exclusive basis by the occupants of the Project and any other individuals approved by Landlord.  Tenant and its employees (in such capacity, the “Amenity Users”) are hereby permitted to use the Amenities Building Services; provided that all Amenity Users execute Landlord’s standard waiver of liability and release form and otherwise satisfy the conditions identified below.  Landlord shall have the right at any time to require that a new standard waiver of liability and release form be signed by any of the Amenity Users as a condition to any further use of the Amenities Building Services by any of the Amenity Users.  The use of the Amenities Building Services shall be subject to the rules and regulations applicable to the Amenities Building Services and any supplements thereto, which rules and regulations shall be uniformly applied in a non-discriminatory manner.  Landlord and Tenant acknowledge that the use of the Amenities Building Services by the Amenity Users shall be at their own risk and that the terms and provisions of the first two sentences of Section 16.2 shall apply to the use of the Amenities Building Services by the Amenity Users, or the use of any equipment related thereto by the Amenity Users (whether or not authorized), whether or not such persons have properly executed Landlord’s standard form waiver of liability and release form.  Tenant shall be solely responsible for the proper use of the Amenities Building Services and the equipment located therein by the Amenity Users.  Tenant acknowledges and agrees that Landlord shall not be obligated to provide supervision of use of the Amenities Building Services made by the Amenity Users or others.  No expansion or reduction construction of the Amenities Building Services shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in a default by Landlord under this Lease.  Any and all fees, costs and expenses relating to operating, managing, owning and maintaining the Amenities Building and the Amenities Building Services (not paid by Amenity Users) shall be included as part of Operating Expenses.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-PACIFIC RESEARCH CENTER LP,
a Delaware limited partnership

By:	/s/ Alan D. Gold
Name:	Alan D. Gold
Title:	Chief Executive Officer

TENANT:

DEPOMED, INC.
a California corporation

By:	/s/ James Schoeneck
Name:	James Schoeneck
Title:	President & CEO

EXHIBIT A

PREMISES

A-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 4th day of April, 2012, by and between BMR-PACIFIC RESEARCH CENTER LP, a Delaware limited partnership (“Landlord”), and DEPOMED, INC., a California corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of April 4, 2012 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 7999 Gateway Boulevard, Newark, California.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

1.1.                            Authorized Representatives.

(a)                                 Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Andrew Richard as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) John Bonanno as the person authorized to sign any amendments to this Work Letter or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative.  Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)                                 Tenant designates August Moretti or Jeff Coon (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative.  Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.                            Schedule.  The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”).  Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements.  As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Schedule shall be approved or disapproved by Landlord within five (5) business days after delivery to Landlord.  Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord.  If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule.  The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Tenant’s Architects, Contractors and Consultants.  The architect, engineering consultants, and general contractor, and the mechanical, electrical, and plumbing subcontractors (collectively, the “MEP Subcontractors”), responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay.  Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony.  Landlord and Tenant shall each participate in the review of the competitive bid process.  Landlord hereby approves the engagement by Tenant of the parties identified on Exhibit B-1 attached hereto in connection with the Tenant Improvement work.  All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time.

2.                                      Landlord Improvements.

2.1.                            Landlord Improvement Plans.  All work to be performed by Landlord pursuant to Section 5 of the Lease (the “Landlord Improvements”) shall be performed by Landlord’s contractor, at Landlord’s sole cost and expense (and, for the avoidance of doubt, shall not be charged to Tenant as Operating Expenses), in all respects (a) in conformance with the Approved LI Plans (subject only to LI Changes (as defined below) approved in accordance with Section 2.2), (b) otherwise in compliance with the Lease and this Work Letter and (c) in accordance with Applicable Laws.  All material and equipment furnished by Landlord as the Landlord Improvements shall be new or “like new,” and the Landlord Improvements shall be performed in a first-class, workmanlike manner.  Landlord shall prepare final plans and specifications for the Landlord Improvements that are consistent with Section 5 of the Lease.  As soon as such final plans and specifications (“Construction LI Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Construction LI Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant.  Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant.  If the Construction LI Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction LI Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction LI Plans.  Promptly after the Construction LI Plans are approved by Landlord and Tenant, two (2) copies of such Construction LI Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction LI Plans to all appropriate Governmental Authorities for approval.  The Construction LI Plans so approved, and all change orders related thereto that are specifically permitted by this Work Letter, are referred to herein as the “Approved LI Plans.”

2.2.                            Changes to Landlord Improvements.  Landlord may make changes to the Approved LI Plans (each, an “LI Change”) in accordance with the provisions of this Article 2, which changes shall be subject to the written approval of Tenant in accordance with this Work Letter.

(a)                                 LI Change Order Request.  Tenant’s consent shall not be required in connection with LI Permitted Changes (as defined below) to the Landlord Improvements.  Other than LI Permitted Changes, Landlord may request LI Changes after Tenant approves the Approved LI Plans by notifying Tenant thereof in writing in substantially the same form as the

AIA standard change order form (an “LI Change Request”), which LI Change Request shall detail the nature and extent of any requested LI Changes, including (i) the LI Change, (ii) the party required to perform the LI Change and (iii) any modification of the Approved LI Plans necessitated by the LI Change.  If the nature of an LI Change requires revisions to the Approved LI Plans, then Landlord shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Landlord Improvements as a result of such LI Change.  LI Change Requests shall be signed by Landlord’s Authorized Representative.

(b)                                 Tenant’s Approval of LI Changes.  All Change Requests shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall have five (5) business days after receipt of an LI Change Request to notify Landlord in writing of Tenant’s approval or rejection of the LI Change, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant.

(c)                                  LI Permitted Changes.  For purposes of this Work Letter, an “LI Permitted Change” shall mean (i) minor field changes, (ii) changes required by a Governmental Authority, (iii) any other changes that (A) do not materially and adversely affect the quality of the Landlord Improvements or Tenant’s ability to operate its business in the Building for the Permitted Use or increase the cost of the Tenant Improvements other than to a de minimis extent and (B) will not extend the projected substantial completion date of the Landlord Improvements beyond December 1, 2012, and (iv) development in the ordinary course of the Approved LI Plans in a manner (A) not inconsistent with the Approved LI Plans or clause (iii) above, (B) that does not materially and adversely affect Tenant’s ability to use the Premises for the Permitted Use or (C) that does not increase the cost of the Tenant Improvements other than to a de minimis extent.

3.                                      Tenant Improvements.  All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter.  To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the Base TI Allowance (and, if properly requested by Tenant pursuant to the Lease, the Additional TI Allowance) payable by Landlord.  If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.  All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard.  Tenant shall take, and shall its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

3.1.                            Work Plans.  Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic TI Plans”).  The Draft Schematic TI Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request.  Landlord shall notify Tenant in writing within five (5) business days after receipt of the Draft Schematic TI Plans whether Landlord approves or objects to the Draft Schematic TI Plans and of the manner, if any, in which the Draft Schematic TI Plans are unacceptable.  Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord.  If Landlord reasonably objects to the Draft Schematic TI Plans, then Tenant shall revise the Draft Schematic TI Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic TI Plans.  Tenant shall then resubmit the revised Draft Schematic TI Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord’s approval of or objection to revised Draft Schematic TI Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic TI Plans in writing or been deemed to have approved them.  The iteration of the Draft Schematic TI Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic TI Plans.”

3.2.                            Construction TI Plans.  Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic TI Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) TI Changes (as defined below).  As soon as such final plans and specifications (“Construction TI Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Construction TI Plans shall be approved or disapproved by Landlord within five (5) business days after delivery to Landlord.  Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord.  If the Construction TI Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction TI Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction TI Plans.  Promptly after the Construction TI Plans are approved by Landlord and Tenant, two (2) copies of such Construction TI Plans shall be initialed and dated by Landlord and Tenant.  Contemporaneously with the submission of the Construction TI plans to Landlord for approval, or, at Tenant’s option, promptly following Landlord’s approval thereof, Tenant shall submit such Construction TI Plans to all appropriate Governmental Authorities for approval.  The Construction TI Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved TI Plans.”

3.3.                            Changes to the Tenant Improvements.  Any changes to the Approved TI Plans (each, a “TI Change”) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)                                 TI Change Request.  Either Landlord or Tenant may request TI Changes after Landlord approves the Approved TI Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “TI Change Request”), which TI Change Request shall detail the nature and extent of any requested TI Changes, including (a) the TI Change, (b) the party required to perform the TI Change and (c) any modification of the Approved TI Plans and the Schedule, as applicable, necessitated by the TI Change.  If the nature of a TI Change requires revisions to the Approved TI Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change.  TI Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)                                 Approval of TI Changes.  All TI Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have three (3) business days after receipt of a TI Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the TI Change Request.  The non-requesting party’s failure to respond within such three (3) business day period shall be deemed approval by the non-requesting party.

3.4.                            Preparation of Estimates.  Tenant shall, before proceeding with any TI Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than three (3) business days after delivering a TI Change Request to Landlord or receipt of a TI Change Request) an estimate of the increased costs or savings that would result from such TI Change, as well as an estimate on such TI Change’s effects on the Schedule.  Landlord shall have three (3) business days after receipt of such information from Tenant to (a) in the case of a TI Change Request, approve or reject such TI Change Request in writing, or (b) in the case of a Landlord initiated TI Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated TI Change Request.

4.                                      Completion of Tenant Improvements.  Tenant, at its sole cost and expense (except for the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved TI Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises.  The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence reasonably satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and final unconditional waivers and releases of liens from the general contractor, architect, each MEP Subcontractor and each subcontractor and material supplier performing work in excess of Fifty Thousand Dollars ($50,000) (each, a “Major Subcontractor”) (provided, that Tenant shall provide lien waivers from the general contractor with respect to any work by or from subcontractors and material suppliers that is equal to or less than Fifty Thousand Dollars ($50,000)) (provided, further, that each lien waiver and release shall be in a form reasonably acceptable to Landlord and complying with Applicable Laws), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (w) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (x) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (y) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in substantial accordance with the Approved TI Plans and (z) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements.

5.                                      Insurance.

5.1.                            Property Insurance.  At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), builder’s risk property insurance naming Landlord and the Landlord Parties, as their interests may appear, as loss payees or additional insureds (for purposes of clarity, whether Landlord and the Landlord Parties are named as loss payees or additional insureds shall depend on the nature of the insurance policy).  Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s).  Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance.  Said property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

5.2.                            Workers’ Compensation Insurance.  At all times during the period of construction of the Tenant Improvements, Tenant shall cause its contractors or subcontractors to maintain statutory workers’ compensation insurance as required by Applicable Laws.

6.                                      Liability.  Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements.  Tenant agrees to indemnify, save, defend, and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct.  Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

7.                                      TI Allowance.

7.1.                            Application of TI Allowance.  Landlord shall contribute, in the following order, the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance, toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease.  If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements or as otherwise set forth in Section 4.2 of the Lease, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance.  If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements.  Tenant may apply the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

7.2.                            Approval of Budget for the Tenant Improvements.  Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved TI Budget”).  Prior to Landlord’s approval (or deemed approval) of the Approved TI Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due.  Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.  Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.  Landlord’s failure to approve or disapprove a proposed budget within five (5) business days after receipt from Tenant shall be deemed Landlord’s approval of such budget.

7.3.                            Fund Requests.  Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, each MEP Subcontractor and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, (d) unconditional lien releases from the general contractor, architect, each MEP Subcontractor and any other Major Subcontractor with respect to previous payments made by either Landlord or Tenant for the Tenant Improvements in a form reasonably acceptable to Landlord and complying with Applicable Laws (provided, that Tenant shall provide lien waivers from the general contractor with respect to any work by or from subcontractors and material suppliers that is equal to or less than Fifty Thousand Dollars ($50,000)) and (e) conditional lien releases from the general contractor, architect, each MEP Subcontractor and any other Major Subcontractor with respect to the Tenant Improvements performed that correspond to the Fund Request in a form reasonably acceptable to Landlord and complying with Applicable Laws (provided, that Tenant shall provide lien waivers from the general contractor with respect to any work by or from subcontractors and material suppliers that is equal to or less than Fifty Thousand Dollars ($50,000)), then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved TI Budget or as a result of Tenant’s decision to pay for the Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter) or directly to the applicable contractors, architect, subcontractors and material suppliers, as elected by Tenant, the amount of Tenant Improvement costs, or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget, set forth in such Fund Request; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 7.2 above, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 7.2 above and Article 4 of the Lease.

8.                                      Requests for Consent.  Except as otherwise provided in this Work Letter, each of Landlord and Tenant shall respond to all requests for consents, approvals or directions made by the other pursuant to this Work Letter within five (5) business days following the approving party’s receipt of such request.  Except as otherwise provided in this Work Letter, the approving party’s failure to respond within such five (5) business day period shall be deemed approval by such party.

9.                                      Miscellaneous.

9.1.                            Number; Headings.  Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2.                            Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

9.3.                            Time of Essence.  Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.4.                            Covenant and Condition.  Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.5.                            Withholding of Consent.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

9.6.                            Invalidity.  Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7.                            Interpretation.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8.                            Successors.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9.                            Governing Law.  This Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

9.10.                     Power and Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

9.11.                     Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

9.12.                     Amendments; Waiver.  No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

9.13.                     Waiver of Jury Trial.  To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Work Letter or the Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:
BMR-PACIFIC RESEARCH CENTER LP,
a Delaware limited partnership

By:	/s/ Alan D. Gold
Name:	Alan D. Gold
Title:	Chief Executive Officer

TENANT:
DEPOMED, INC.,
a California corporation

By:	/s/ James Schoeneck
Name:	James Schoeneck
Title:	President & CEO

EXHIBIT B-1

APPROVED ARCHITECTS, ENGINEERS AND CONTRACTORS

Architects:	DGA, CAS, DES, WHL, Perkins+Will

Engineers:	AEI, Greene Engineers, Randall Lamb Associates

Contractors:	Novo, MAI, Dome, DPR, BN Builders, The Core Group

Mechanical/Utilities Contractors:	Therma, Southland, Hellwig Mechanical & Plumbing, Western Allied, Western Roundtree

Electrical Contractors:	Rosendin, Redwood City Electric, Howell Electric, Mission Electric, Corporate Electric, TDN Electric

B-1

EXHIBIT C

ACKNOWLEDGEMENT OF
EXPANSION PREMISES TERM COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF EXPANSION PREMISES TERM COMMENCEMENT DATE is entered into as of [              ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of April 4, 2012, by Depomed, Inc., a California corporation (“Tenant”), in favor of BMR-Pacific Research Center LP, a Delaware limited partnership (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Expansion Premises on [              ], 20[    ].

2.             The Expansion Premises are in good order, condition and repair.

3.             The Tenant Improvements to the Expansion Premises are Substantially Complete.

4.             In accordance with the provisions of Article 43 of the Lease, the Expansion Premises Term Commencement Date is [              ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [              ], 20[    ].

5.             Tenant commenced occupancy of the Expansion Premises for the Permitted Use on [              ], 20[    ].

6.             The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [              ]].

7.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [              ], 20[    ], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[ ]/[ ]/[ ]- [ ]/[ ]/[ ]	[ ]	$[ ] [monthly][OR][annually]	[ ]	[ ]

8.             The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

DEPOMED, INC.,

a California corporation

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-Pacific Research Center LP

17190 Bernardo Center Drive

San Diego, California  92128

Attn:  Vice President, Real Estate Counsel

[Date]

Re:                               Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of April 4, 2012 (the “Lease”), between BMR-Pacific Research Center LP (“Landlord”) and Depomed, Inc. (“Tenant”).  Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance [consisting of $                      ] pursuant to Article 4 of the Lease.

If you have any questions, please do not hesitate to call [              ] at ([      ]) [      ]-[        ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Greg Lubushkin
Karen Sztraicher
John Bonanno
Kevin Simonsen

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:               , 200

(the “Beneficiary”)

Attention:

L/C. No.:

Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $              , expiring at     :00 p.m. on                or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                            are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                          on or before the Expiry Date by personal presentation, courier (i.e., Federal Express or other nationally recognized overnight delivery service) or messenger service. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond            (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                        (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                             , the sum of                              United States Dollars ($                            ). Drawn under [Issuer] Letter of Credit No.                              dated                             .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                                   .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

E-1-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                              dated                              (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

E-2-1

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Neither Tenant nor Tenant’s employees, agents, contractors or invitees shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2.             Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent.  Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3.             If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4.             No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5.             Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed (including through any Landlord approved structural upgrades) to carry or (b) is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6.             Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7.             Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease.   Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8.             Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited.  Tenant shall cooperate with Landlord to prevent such activities by Tenant or its employees, agents, contractors and invitees.

9.             Except as provided in Section 13.6 of the Lease, Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.  Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices.  Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials; provided, however, that Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.

10.           The Premises shall not be used for lodging or for any illegal purpose.  No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.           Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.           Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.           Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15.           Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16.           Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17.           Bicycles shall not be taken into the Building(s) except into areas designated by Landlord.

18.           The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19.                               Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20.                               Smoking is prohibited at the Project.

21.                               The Project’s hours of operation are currently 24 hours a day seven days a week.

22.                               Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23.                               Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated as necessary or appropriate from time to time and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation.  Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord.  If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.  Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof.  Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.  Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, contractors and invitees.

EXHIBIT G

AMENITIES BUILDING SERVICES

F.I.T. @ PRC

A Full Service Workout Facility Operated by Fitness 101
Top-of-the-Line Star Trac Gym Equipment
Personal Training
50 Person Men’s and Women’s Shower & Locker Facility

CAFETERIA

Coffee/Barista Bar
Multiple hot and cold food stations
Open Booth, Table and Outdoor Patio Seating
Private Catering for Corporate Events
Service Provided by Guckenheimer

CONFERENCE CENTER

5 Conference Rooms
10-200 Person Capacity
Multimedia Capabilities
24/7 Availability

MISC AMENITIES

Purple Tie Laundry Service
Basketball Court
Volleyball Court
Game Room

G-1

EXHIBIT H

TENANT’S PERSONAL PROPERTY

Notwithstanding anything to the contrary, the items set forth on this Exhibit H are only Tenant’s personal property to the extent that such items were purchased without the use of any funds provided by Landlord (including the TI Allowance, Base Expansion TI Allowance and any other allowance provided by Landlord).  Any items to which Landlord contributed payment are Landlord’s property in accordance with Article 17 of the Lease.

Manufacturing and Lab equipment, including:

Coating Equipment	Balances
Chromotography skids	Centrifuges
Dry Boxes	Chemical Imagers
Equipment washers	Conductivity meters
Fillers	Corrosive storage cabinets
High-Shear Granulator	Dry ice chests
Fluid Bed Dryers	Electrophoresis
Powder Mills	ELISA apparatus
Blenders	Fast Protein Liquid Chromatography

Film developers
Gown room furniture	Flammable Storage cabinets
Inspection stations	Fourier transform infrared spectroscopy
Isolators	Freezers
Light boxes
Lockers	Gas chromatographs
Lyophilizers	Gel stations
Packaging stations	Heat blocks
Pallet racks	High pressure liquid chromatography
Pumps	Karl Fisher
Scales	Dissolution and Disintegration Apparatus
Shakers	Ion Chromatograph
Shelving, Wire Shelving, Metro Rack	Particle Size Analyzer
Sonicator, Ultrasonic Cleaner	Hood, capture hood, Flow
Tanks	Hot plates
Vacuum Pump	Ice machines
Washers	Incubators
Synthesizers	Lab coat racks
Tables and lab chairs	Laminar Flow Hoods
Thermocyclers	Mass Spectrophotometer
Waterbaths	Microfuges
Waterpolishers	Microscopes

H-1

Washers	Microwaves
Eye Washes	Ovens
Speed vacs	Ph meters
Stir plates	Refrigerators
Purified Water system	Rotovaps
Safety Showers	Spectrophotometer, UV Vis
Carts and cage racks	Tablet Press

Office furniture and equipment, including:

Closed office furniture
Conference room furniture
Breakroom furniture and equipment
Lobby furniture
Patio furniture
Chairs
PC workstations
Fork lifts
Servers
Server Racks
High Density Storage Shelving

H-2

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

To:                             BMR-Pacific Research Center LP

17190 Bernardo Center Drive

San Diego, California  92128

Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California  92128

Re:                             [PREMISES ADDRESS] (the “Premises”) at [STREET ADDRESS], [CITY AND STATE] (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.                                      Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of April 4, 2012.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [              ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [              ], 20[    ].

2.                                      Tenant took possession of the Premises, currently consisting of [              ] square feet, on [              ], 20[    ], and commenced to pay rent on [              ], 20[    ].  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [              ]].

3.                                      All Rent under the Lease have been paid through [              ], 20[    ].  There is no prepaid rent[, except $[              ]][, and the amount of security deposit is $[              ] [in cash][OR][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.                                      Base Rent is currently payable in the amount of $[              ] per month.

5.                                      Tenant is currently paying estimated payments of Tenant’s Share of Operating Expenses) of $[              ] per month and a monthly Property Management Fee of $[                  ].

6.                                      All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [              ]], and allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid [except                         ].

7.                                      The Lease is in full force and effect.  To Tenant’s actual knowledge, without inquiry or investigation, the Lease is free from default by Tenant and Tenant knows of no event that could, with the passage of time or the giving of notice, become a default by Tenant under the Lease.  To Tenant’s actual knowledge, without inquiry or investigation, Tenant has no current

I-1

claims against Landlord or offsets or defenses against Rent, and there are no disputes with Landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.                                      [Tenant has the following expansion rights or options for the Property:  [              ].][OR][Tenant has no rights or options to purchase the Property.]

9.                                      To Tenant’s knowledge, no Hazardous Materials have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of the requirements of the Lease.

10.                               The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [        ] day of [              ], 20[    ].

[              ],

a [              ]

By:
Name:
Title:

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EXHIBIT J

EXPANSION PREMISES

J-1

EXHIBIT K

HAZARDOUS MATERIALS SHED SIZE AND LOCATION

K-1

EXHIBIT L

BUILDING CAPACITIES/BASE BUILDING SYSTEMS

Building 7 - 7999 Gateway Blvd

Elevator	MFG	Use	Type	Capacity
Elev 1	Otis	Passenger	Hydraulic	2,500 lbs.
Elev 2	Otis	Passenger	Hydraulic	2,500 lbs.

BMS System	Existing	Provider
	Yes	ALC

STRUCTURAL SYSTEM

Structural System	Concentric Braced Steel Frame
Floor 3	3” Metal Deck with 4-1/2” Concrete Fill
Roof	1-1/2” Metal Deck

Design Load
Floor 3	100 PSF Live, 30 PSF Dead
Roof	20 PSF

MECHANICAL SYSTEMS

Rooftop

Boilers	Location	Serving	MFG	Model #	Serial #	BMR Tag	Size	Comments
B 6-1	West Wing		Raypak	H3-1083	0008173246	200520	1.08 M
B 6-2	West Wing		Raypak	H3-1083	0008173245	200519	1.08 M
B 6-3	East Wing		Raypak	H3-1758	0008173247	200525	1.7 M

Packaged Air Handlers	Location	Serving	MFG	Model #	Serial #	BMR Tag	Size	Comments
AC 6-3	West Wing		TRANE	SXHGD1240QJ8CF9D600	C00E16078	200507	115 tons
AC 6-5	East Wing		TRANE	SXHGC9040Q97CD8D600	C00E16086	200528	90 tons

Exhaust	Location	Serving	MFG	Model #	Serial #	BMR Tag	Size	Comments
EF 6-1	West	West Toilets & JCs	Penn	DX18B	—	—	—
EF 6-2	East	East Toilets & JCs	Penn	DX18B	—	—	—

Pumps	Location	Serving	MFG	Model #	Serial #	BMR Tag	Size	Comments
HWP-1 (HWP 6-1)	West Wing	B 6-1	B&G	Series 80 1.5x9.5 8BF	201564	200517	45 GPM / 60FT
HWP-2 (HWP 6-2)	West Wing	B 6-2	B&G	Series 80 1.5x9.5 8BF	201563	200518	45 GPM / 60FT
HWP-3 (HWP 6-3)	East Wing	B 6-3	B&G	Series 80 1.5x9.5 8BF	201565	200524	72 GPM / 60FT

Piped Water Systems
Hot Water (HW)	Closed loop system

ELECTRICAL SYSTEMS

Note: Tenant entitled to Pro-rata share of Power.

East Wing

480 V Power	Location	Label	Serving	Volts	Amps	Sub Divided
Main Electrical	South East Wing	MSB6E	East Wing	480v	4000a	No
Meter	North Façade	PG&E 2 of 2	East Wing	480v	4000a	No

208 V Power	XFRM at each floor steps power down from 480v.
Site & Building Emergency Generators	None
Uninterrupted Power Supply (UPS)	None

West Wing

480 V Power	Location	Label	Serving	Volts	Amps	Sub Divided
Main Electrical	North West Wing	MSB6W	West Wing	480v	4000a	No
Meter	West Façade	PG&E 1 of 2	West Wing	480v	4000a	No

208 V Power	XFRM at each floor steps power down from 480v.
Site & Building Emergency Generators	None
Uninterrupted Power Supply (UPS)	None

PLUMBING SYSTEM

East Wing

Water	Size	Location	Above Grade Material	Below Grade Material	Sub Divided
Water Main	2.5”	East Façade	Type L Copper	Type L Copper	No
Meter	2.5”	East Façade	—	—	No

Waste	Size	Location	Above Grade Material	Below Grade Material	Sub Divided
Waste Main	4”	East Façade	Cast Iron	ABS Pipe	No

West Wing

Water	Size	Location	Above Grade Material	Below Grade Material	Sub Divided
Water Main	2.5”	North Façade	Type L Copper	Type L Copper	No
Meter	2.5”	North Façade	—	—	No

Gas	Size	Location	Above Grade Material	Below Grade Material	Sub Divided
Gas Main	6”	West Façade	Black Steel	Black Steel	No
Meter	2.5”	West Façade	—	—	No

Waste	Size	Location	Above Grade Material	Below Grade Material	Sub Divided
Waste Main

FIRE PROTECTION SYSTEMS

East Wing	Existing	Size	Location	Sub Divided	Serves
Sprinklers	Yes	—	—	—	—
Fire Main	Yes	6”	Stair 1	No	East Wing
Specialty System	None	—	—	—	—

West Wing	Existing	Size	Location	Sub Divided	Serves
Sprinklers	Yes	—	—	—	—
Fire Main	Yes	6”	Stair 3	No	West Wing & Knuckle
Specialty System	None	—	—	—	—

FIRE ALARM SYSTEMS

East Wing	Panel Location	Audible	Strobes	Smoke Detectors	Fire/Smoke Dampers
Fire Alarm System	1st Flr Elec	Yes	Yes	Yes	Yes

West Wing	Panel Location	Audible	Strobes	Smoke Detectors	Fire/Smoke Dampers
Fire Alarm System	1st Flr Elec	Yes	Yes	Yes	Yes

EXHIBIT M

ROOFTOP INSTALLATION AREA

EXHIBIT N

LANDLORD REPAIR ITEMS

1.                                      Inspect all membrane flashings. Make repairs at damaged areas using roofing cement, reinforcing fabric and mineral granules or other approved materials, as necessary. Provide reflective coating at base flashings with surface cracking.

2.                                      Inspect all coping and counterflashing assemblies; and provide the following repairs:

•                                          Re-secure partially disengaged counterflashings and add fasteners with weathertight washers.

•                                          Provide sheet metal counterflashing extension at locations where the reglet vertical leg is not properly counterflashed by the overlying coping vertical leg or wall cladding.

•                                          Renew sealant applications as necessary to maintain a watertight, water shedding condition. Make adjustments using sheet metal components or flexible membrane components as necessary to ensure water shedding conditions at minor discontinuities in the counterflashing assemblies.

•                                          Replace backed-out screws at copings with larger sized screws with watertight washers.

•                                          Cover slots at coping inside vertical legs with flashing tape or other approved materials.

3.                                      Provide sheet metal counterflashing extensions at the seismic joint curb counterflashing, to improve resistance to wind driven water intrusion.

4.                                      Maintain sealant treatments at roof access metal stairway attachments at roof and wall locations. Upgrade detail treatments at the time of roofing replacement.

5.                                      inspect the roofing membrane. Make permanent repairs at temporarily repaired areas, damaged areas, loose cap sheet laps, and areas of missing cap sheet granules. Use roof cement with fabric reinforcement and granules, acrylics with fabric reinforcement, modified bitumen or other approved material as necessary.

6.                                      Improve roof drainage at the ponding water location located at the west wing roof between two HVAC curbs that are near a roof drain/overflow drain sump, by adding a roof drain or providing additional roofing materials.

7.                                      Inspect all penetration flashings, including service line penetrations, sight screen supports and equipment platform supports. Renew deteriorated sealant applications to maintain a watertight, water shedding flashing.

8.                                      Replace existing single penetration flashings at the multiple pipe penetrations; with appropriate multiple pipe penetration flashings.

APPLIED MATERIALS & ENGINEERING, INC.

9.                                      Provide permanent penetration flashing treatments at the roof hatch safety railing post penetrations.

10.                               Provide permanent caps at the top of abandoned pipe penetrations that currently have temporary cap seals. Remove abandoned equipment and penetrations at the time or roofing replacement.

11.                               Inspect all roof drains and overflow drains. Clear debris from the drains. Repair roofing if necessary. Heat the membrane and tighten loose clamping rings. Replace missing or broken debris guards.

12.                               Monitor the roofing membrane at locations where exposed wood blocks for pipe supports are adhered to the roofing membrane.

13.                               Clear roofs of all debris.

14.                               Provide minimum 4 inch wide sheet metal counterflashing extensions at equipment curb counterflashings that are less than 4 inches wide.

APPLIED MATERIALS & ENGINEERING, INC.

EIFS Wall System

1.                                      Inspect all EIFS system surfaces for damage. Repair damage found to EIFS system and paint to match existing finish.

Window Systems

1.                                      Inspect glazing gaskets at all windows. Replace all missing, loose and shrinking gaskets with new gaskets. New gaskets should be slightly longer than the window opening to allow for natural shrinkage of the gasket. The corners of the gaskets should be sealed to form a continuous, joint-free glazing material around all sides of the glazing rabbet.

2.                                      Inspect glazing panels for signs of lateral movement or “walking”. Where lateral movement in the glazing panes has occurred, reposition the glazing, install edge blocking of the proper size to prevent excessive movement and install new gaskets.

3.                                      Inspect weep holes at window sill locations. Clear weep holes that have become clogged. Where weep are not installed, provide weeps in like fashion to similar window system.

Sealant Joints

1.                                      Inspect sealant joints at EIFS walls, metal panel walls and window systems. Where sealant is found to be damaged or have loss of bond, cut out the sealant up to and including an area of good sealant, clean and prime the substrate and apply new sealant to match the existing sealant.

APPLIED MATERIALS & ENGINEERING, INC.

AH 6-3 TRANE M#SXHGD1240Q

•                                          Install twenty five Hi-E 40% air filters. (Filters missing)

•                                          Replace the condenser coils of pigeon droppings and vacuum out.

•                                          Replace the No.2 supply fan motor bearings.

•                                          Replace the bearings on the exhaust fan motor.

•                                          Replace the exhaust fan belts.

•                                          Replace the failed crankcase heaters on two smaller compressors.

•                                          Replace two VFD display key pads.

•                                          Replace the “3U13” economizer actuator motor.

•                                          Replace the faulty outside air temperature sensor.

•                                          Replace the faulty humidity sensor.

•                                          Adjust the power exhaust actuator.

AC 6-5 TRANE M#SXHCC9040Q

•                                          Install twenty five Hi-E 40% air filters. (Filters missing)

•                                          Replace the both supply motor sheaves and bushings.

•                                          Replace the bearings on both supply motors.

•                                          Replace the bearings on the power exhaust motor.

•                                          Perform a leak check and repair on the No.1 refrigerant circuit, cut out the suction shell was installed on the liquid line, install a liquid line shell, filter cores and add up to 120 lbs of refrigerant R-22.

•                                          Install a permanent core in the suction shell on suction line.

•                                          Replace missing power exhaust linkages and check for proper operations.

•                                          Secure loose wiring in the fan compartment by motor.

•                                          Replace two VFD display key pads.

•                                          Replace failed crankcase heaters on two compressors.

•                                          Replace the outside air temperature sensor.

•                                          Replace the humidity sensor.

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EF 6-1 PENN DX18B

•                                          Replace the blower shaft bearings.

•                                          Install a new 1.5Hp Hi Efficient blower motor, adjustable motor sheave and fan belt.

                                                [ILLEGIBLE]

EF 6-2 PENN DX18B

•                                          Install a new l.5Hp Hi Efficient blower motor, adjustable motor sheave and fan belt.

                                                [ILLEGIBLE]

BOILER 6-1 RAYPAK M#H3-1083

PERFORM BOILER ANNUAL SERVICE

•                                          Replace the pilot assembly.

•                                          Pull and clean the burners and heat exchanger.

•                                          Replace the temperature and pressure gauge.

•                                          Replace the McDonnell-Miller FS4-3 flow switch.

•                                          Add five gallons of C453 closed loop chemicals.

BOILER 6-2 RAYPAK M#H3-1083

PERFORM BOILER ANNUAL SERVICE

•                                          Replace the pilot assembly.

•                                          Pull and clean the burners and heat exchanger.

•                                          Replace the temperature and pressure gauge.

•                                          Replace the McDonnell-Miller FS4-3 flow switch.

•                                          Replace the pump bearings head assembly.

BOILER 6-3 RAYPAK M#H3-1758

PERFORM BOILER ANNUAL SERVICE

•                                          Replace the pilot assembly.

•                                          Pull and clean the burners and heat exchanger.

•                                          Replace the temperature and pressure gauge.

•                                          Replace the pump bearings head assembly.

Sincerely,

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